Exhibit 4.1
MORGANS HOTEL GROUP CO.
MORGANS GROUP LLC, as guarantor
and
THE BANK OF NEW YORK, as Trustee

INDENTURE
Dated as of October 17, 2007

2.375% Senior Subordinated Convertible Notes Due 2014

i

CROSS-REFERENCE TABLE

TIA	Indenture
Section	Section(s)
Section 310(a)(1)	8.09
(a)(2)	8.09
(a)(3)	N.A.**
(a)(4)	N.A.
(a)(5)	8.09, 8.11(b)
(b)	8.08
(c)	N.A.
Section 311(a)	8.13
(b)	8.05
(c)	N.A.
Section 312(a)	2.06
(b)	13.03
(c)	13.03
Section 313(a)	8.14(a)
(b)(1)	N.A.
(b)(2)	8.14(a)
(c)	8.14(a)
(d)	8.14(b)
Section 314(a)	5.02
(b)	N.A.
(c)(1)	13.04
(c)(2)	13.04
(c)(3)	N.A.
(d)	N.A.
(e)	13.04
(f)	N.A.
Section 315(a)	8.01(b)
315(b)	8.02
315(c)	8.01(a)
315(d)	8.01(c)
315(d)(2)	8.01(c)
315(d)(3)	8.01(c)
315(e)	7.14
Section 316(a)	7.12, 7.13
316(a)(1)(A)	7.12
316(a)(1)(B)	7.13
316(a)(2)	N.A.
316(b)	7.08
316(c)	13.05(e)
Section 317(a)(1)	7.03
317(a)(2)	7.04
317(b)	8.06
Section 318(a)	13.01
318(c)	13.01

*	This Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.

**	N.A. means Not Applicable.

i

     THIS INDENTURE, dated as of October 17, 2007, is among Morgans Hotel Group Co., a corporation duly organized under the laws of the State of Delaware (the “Company”), Morgans Group LLC, as guarantor and The Bank of New York, a New York banking corporation, as Trustee (the “Trustee”).
     In consideration of the purchase of the Securities (as defined herein) by the Holders thereof, the parties hereto agree as follows for the benefit of one another and for the equal and ratable benefit of the Holders of the Company’s 2.375% Senior Subordinated Convertible Notes Due 2014.
ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE
     Section 1.01. Definitions.
     “Additional Interest” has the meaning specified in the Registration Rights Agreement. All references herein to interest accrued or payable as of any date shall include any Additional Interest accrued or payable as of such date as provided in the Registration Rights Agreement.
     “Affiliate” means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control” when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Agent” means any Registrar, Paying Agent or Conversion Agent.
     “Applicable Procedures” means, with respect to any conversion, transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, to the extent applicable to such conversion, transfer or exchange.
     “Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 2.02 to act on behalf of the Trustee to authenticate Securities.
     “Bankruptcy Law” means Title 11 of the United States Code entitled “Bankruptcy” or any similar federal or state law relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors, whether in effect on the date hereof or hereafter.
     “Board of Directors” means the board of directors of a corporation or any duly authorized committee of such board, or any equivalent body in a limited partnership, limited liability company or other entity serving substantially the same function as a board of directors of a corporation.

     “Board Resolution” means a duly adopted resolution (or other similar action) of the Board of Directors of the Company or a duly authorized committee thereof, as applicable, and delivered to the Trustee.
     “Business Day” means any day other than a Saturday or a Sunday or any other day on which banking institutions in The City of New York are authorized or required by law to close.
     “Capital Lease Obligations” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.
     “Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, but excluding any debt securities convertible into such equity.
     “Cash” or “cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.
     “Certificated Security” means a Security that is in substantially the form attached as Exhibit A but that does not include the information or the schedule called for by footnote 1 thereof.
     “Change of Control” means the occurrence of any of the following events:
     (1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have beneficial ownership of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock representing 50% or more of the total voting power of all outstanding Voting Stock of the Company; or
     (2) the Company consolidates with, or merges with or into, another person or the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person other than any such transaction (i) entered into solely for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity, or (ii) where immediately after such transaction the person or persons that “beneficially owned” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) immediately prior to such transaction, directly or indirectly, Voting Stock representing a majority of the total voting power of all outstanding Voting Stock of the Company, “beneficially own or owns” (as so determined), directly or indirectly, Voting Stock representing a majority of the total voting power of the outstanding Voting Stock of the surviving or transferee person; or
     (3) during any consecutive two-year period, the Continuing Directors cease for any reason to constitute a majority of the Board of Directors of the Company; or

     (4) the adoption of a plan of liquidation or dissolution of the Company.
Notwithstanding the foregoing, it will not constitute a Change of Control if 90% or more of the consideration for the Company’s Common Stock (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in the transaction or transactions constituting the Change of Control consists of common stock and any associated rights listed on a United States national securities exchange or quoted on a national automated dealer quotation system, or which will be so traded or quoted when issued or exchanged in connection with the Change of Control, and as a result of such transaction or transactions the Securities become convertible solely into such common stock.
     “Closing Price” means, with respect to the Company’s Common Stock or any other securities on any Trading Day, the reported last sale price per share (or, if no last sale price is reported, the average of the bid and ask prices per share or, if more than one in either case, the average of the average bid and the average ask prices per share) on such date reported by the NASDAQ Global Market, or, if the Company’s Common Stock or such securities are not listed on the NASDAQ Global Market, as reported by the principal national securities exchange on which the Company’s Common Stock or such securities are listed, or if no such prices are available, the Closing Price per share shall be the fair value of a share of Common Stock or other security as reasonably determined by the Board of Directors of the Company (which determination shall be conclusive and shall be evidenced by an Officer’s Certificate delivered to the Trustee).
     “Common Stock” means the Company’s common stock, par value $0.01 per share, or any successor common stock thereto.
     “Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Company.
     “Company Request” or “Company Order” means a written request or order signed in the name of the Company by any one of its Chairman of the Board, its Chief Executive Officer, its President, its Chief Operating Officer, its Chief Financial Officer or a Vice President (regardless of Vice Presidential designation), and by any one of its Treasurer, an Assistant Treasurer, any other Vice President (regardless of Vice Presidential designation), its Secretary or an Assistant Secretary, and delivered to the Trustee.
     “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who was (a) a member of such Board of Directors on the date of this Indenture or (b) nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such board at the time of such nomination or election.
     “Conversion Date” has the meaning assigned to it in Section 4.02(a).
     “Conversion Price” per share of Common Stock as of any time means the result obtained by dividing (i) $1,000 by (ii) the then applicable Conversion Rate, rounded to the nearest cent.

     “Conversion Rate” means initially 37.1903 shares of Common Stock for each $1,000 principal amount of Securities, as adjusted from time to time pursuant to the provisions of this Indenture.
     “Conversion Reference Period” means:
     (1) for Securities that are converted on or after July 15, 2014, the 50 consecutive Trading Days commencing on the 52nd Scheduled Trading Day preceding the Final Maturity Date, subject to any extension due to a Market Disruption Event; and
     (2) in all other instances, the 50 consecutive Trading Days beginning on the third Trading Day following the Conversion Date.
     “Corporate Trust Office” means the office of the Trustee at which at any particular time the trust created by this Indenture shall be administered, which office at the date of the execution of this Indenture is located at 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust Administration, or at any other time at such other address as the Trustee may designate from time to time by notice to the Holders and the Company or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Company).
     “Credit Agreement” means the Credit Agreement, dated as of October 6, 2006, by and among Morgans Group LLC, as Borrower, Beach Hotel Associates LLC, as Florida Borrower, Morgans Hotel Group Co., Wachovia Capital Markets, LLC, and Citigroup Global Markets Inc., as Joint Lead Arrangers and Joint Book Runners, Wachovia Bank, National Association, as Administrative Agent, Citigroup Global Markets Inc., as Syndication Agent, and the Financial Institutions initially signatory thereto and their assignees, as such agreement, in whole or in part, may have been or may be amended, renewed, extended, increased, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time, including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing.
     “Daily Principal Share Amount” means, for each Trading Day during the Conversion Reference Period and each $1,000 principal amount of Securities surrendered for conversion, a number of shares of Common Stock equal to the lesser of (i) $20 divided by the Volume Weighted Average Price per share of Common Stock for such Trading Day, and (ii) the applicable Conversion Rate divided by 50.
     “Daily Remaining Share Amount” means, for each Trading Day during the Conversion Reference Period and each $1,000 principal amount of Securities surrendered for conversion, a number of shares of Common Stock equal to the greater of: (i) zero; and (ii) a number of shares of Common Stock determined by the following formula:
(VWAP × CR) – $1,000
VWAP × 50
          where

VWAP = the Volume Weighted Average Price per share of Common Stock for such Trading Day
     CR =        the applicable Conversion Rate
     “Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.
     “Designated Senior Debt” means (i) Indebtedness under the Credit Agreement and (ii) any other Senior Debt which at the time of determination has an aggregate principal amount outstanding of at least $25 million and which is specifically designated in the instrument evidencing such Senior Debt or the agreement under which such Senior Debt arises as “Designated Senior Debt” by the Guarantor or the Company, as the case may be.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
     “Final Maturity Date” means October 15, 2014.
     “Fundamental Change” means the occurrence of a Change of Control or a Termination of Trading.
     “Fundamental Change Effective Date” means the date on which any Fundamental Change becomes effective.
     “Fundamental Change Purchase Price” of any Security, means 100% of the principal amount of the Security to be purchased plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Purchase Date as defined in Section 3.01(a).
     “GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board and the Public Company Accounting Oversight Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.
     “Global Security” means a Security in global form that is in substantially the form attached as Exhibit A and that includes the legend called for in footnote 1 thereof and the related schedule and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.
     “Guarantee” means the guarantee by the Guarantor, pursuant to this Indenture, of the Company’s Indenture Obligations.
     “Guarantor” means Morgans Group LLC until such entity is succeeded in accordance with the terms hereof, in which case, the term “Guarantor” shall include such successor.

     “Holder” or “Holder of a Security” means the person in whose name a Security is registered on the Registrar’s books.
     “Indebtedness” means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (iv) all Capital Lease Obligations of such Person, (v) all indebtedness referred to in clauses (i) through (iv) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property, including, without limitation, accounts and contract rights owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness, (vi) all guarantees by such Person of Indebtedness of any other Person, (vii) all Redeemable Capital Stock issued by such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, (viii) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (i) through (vii) above.
     “Indenture” means this instrument as originally executed (including all exhibits and schedules thereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including the provisions of the TIA that are automatically deemed to be part of this Indenture by operation of the TIA.
     “Indenture Obligations” means the obligations of the Company and any other obligor under this Indenture or under the Securities, including the Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with this Indenture and the Securities (including Additional Interest) and the performance of all other obligations to the Trustee and the Holders under this Indenture and the Securities, according to the respective terms hereof and thereof.
     “Initial Purchasers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated; Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC.
     “Interest Payment Date” means April 15 and October 15 of each year, commencing April 15, 2008.
     “Issue Date” means the date of this Indenture.

     “Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, deposit, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired. A Person will be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement.
     “Market Disruption Event” means (i) a failure by the NASDAQ Global Market or, if the Common Stock is not then listed on the NASDAQ Global Market, by the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, by the principal other market on which the Common Stock is then traded, to open for trading during its regular trading session or (ii) the occurrence or existence on any Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock, in each case, for more than one half-hour period in the aggregate on such Trading Day.
     “Note” means an individual Security.
     “Officer” means the Chairman, any Vice Chairman, the President, the Chief Executive Officer, any Vice President, the Chief Financial Officer, the Chief Operating Officer, the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary of the Company.
     “Officers’ Certificate” means a certificate signed by two or more Officers of the Company and in form and substance reasonably satisfactory to, and delivered to, the Trustee; provided, however, that for purposes of Section 5.03, “Officers’ Certificate” means a certificate signed by Officers, one of which shall be the principal executive officer, principal financial officer, principal operating officer, principal accounting officer or treasurer of the Company. Any such certificate shall comply with the requirements of the TIA and any other requirements set forth in this Indenture.
     “Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Company and which opinion shall be in form and substance reasonably satisfactory to the Trustee.
     “Overallotment Option” means the option of the Initial Purchasers to purchase up to an additional $22,500,000 aggregate principal amount of the Securities under the purchase agreement between the Company and the Initial Purchasers dated October 11, 2007.
     “Permitted Junior Payment” means any payment or other distribution to the Holders of the Securities of securities of the Company or any other corporation that are equity securities (other than Preferred Stock or Redeemable Capital Stock) or are subordinated in right of payment to all Senior Debt, to substantially the same extent as, or to a greater extent than, the Securities are so subordinated.
     “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
     “Preferred Stock” means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.
     “Redeemable Capital Stock” means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, (1) is or upon the happening of an event or passage of time would be, required to be redeemed prior to the Final Maturity Date, (2) is redeemable at the option of the holder of such Capital Stock at any time prior to such Final Maturity Date (other than upon a change of control of the Company in circumstances where the Holders would have similar rights), or (3) is convertible into or exchangeable for debt securities at any time prior to such Final Maturity Date at the option of the holder of such Capital Stock.
     “Registration Rights Agreement” means the Registration Rights Agreement, dated as of October 17, 2007, between the Company and the Initial Purchasers, as amended and supplemented from time to time in accordance with its terms.
     “Regular Record Date” means, with respect to each Interest Payment Date, the April 1 or October 1, as the case may be, immediately preceding such Interest Payment Date.
     “Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
     “Restricted Global Security” means a Global Security that is a Restricted Security.
     “Restricted Security” means a Security required to bear the restrictive legends called for in footnotes 2 and 3 set forth in the form of Security annexed as Exhibit A.
     “Rule 144” means Rule 144 under the Securities Act or any successor to such rule.
     “Rule 144A” means Rule 144A under the Securities Act or any successor to such rule.
     “Scheduled Trading Day” means a day that is scheduled to be a Trading Day.
     “SEC” means the U.S. Securities and Exchange Commission.

     “Securities” means the $150,000,000 (or if the Initial Purchasers exercise the Overallotment Option in full, $172,500,000) aggregate principal amount of 2.375% Senior Subordinated Convertible Notes Due 2014, or any $1,000 principal amount thereof (each a “Security”), as amended or supplemented from time to time, that are issued under this Indenture.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
     “Securities Custodian” means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.
     “Senior Debt” of a Person means the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law, whether or not such interest is allowed or allowable under such proceeding) on any Indebtedness of such Person and all other monetary obligations of every kind or nature (including but not limited to fees, indemnities and expenses) due on or in connection with any such Indebtedness (other than as otherwise provided in this definition), whether outstanding on the Issue Date or thereafter created, incurred or assumed, and whether at any time owing, actually or contingent, without giving effect to any reduction in the amount of such Indebtedness necessary to render the obligation of the Guarantor with respect thereto (as obligor, guarantor or otherwise) not voidable or avoidable under applicable law, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Securities or the Guarantee. Notwithstanding the foregoing, “Senior Debt” shall (x) include all borrowings under, and all guarantees of, the Credit Agreement and (y) not include: (1) Indebtedness evidenced by the Securities or the Guarantee; (2) Indebtedness that, by its express terms or by the express terms of the agreement or instrument creating or evidencing the same or pursuant to which the same is outstanding (including the Company’s Guarantee of the Indebtedness related to the Trust Preferred Securities of the Guarantor), is subordinated or junior in right of payment to any indebtedness of the Company or the Guarantor; (3) Indebtedness which is represented by Redeemable Capital Stock; (4) any liability for foreign, federal, state, local or other taxes owed or owing by the Company or the Guarantor to the extent such liability constitutes Indebtedness; (5) Indebtedness of the Company or the Guarantor to a Subsidiary or any other Affiliate of the Company or the Guarantor or any of such Affiliate’s Subsidiaries; and (6) to the extent it might constitute Indebtedness, amounts owing for goods, materials or services purchased in the ordinary course of business or consisting of trade accounts payable owed or owing by the Company or the Guarantor, and amounts owed by the Company or the Guarantor for compensation to employees or services rendered to the Company or the Guarantor.
     “Senior Representative” means (i) if Indebtedness is outstanding under the Company’s Credit Agreement, the agent thereunder and (ii) if no Indebtedness is outstanding under the Company’s Credit Agreement, a representative of holders of any Designated Senior Debt.
     “Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.16.

     “Stated Maturity” means, with respect to any installment of interest or principal on any Security, the date on which such payment of interest or principal shall become due and payable.
     “Significant Subsidiary” shall have the meaning assigned to it in Rule 1-02 of Regulation S-X.
     “Subordinated Debt” means Debt of the Company or a Guarantor subordinated in right of payment to the Securities or the Guarantee, as the case may be.
     “Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency within the control of such Person to satisfy) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.
     “Termination of Trading” shall be deemed to have occurred if, for 30 consecutive Trading Days, the Company’s Common Stock (or other common stock into which the Securities are then convertible) is not listed on a United States national securities exchange or approved for quotation and trading on a national automated dealer quotation system or established automated over-the-counter trading market in the United States or ceases to be so traded or quoted in contemplation of a delisting or withdrawal of approval.
     “TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture, except to the extent that the Trust Indenture Act or any amendment thereto expressly provides for application of the Trust Indenture Act as in effect on another date and except as provided in Section 10.05.
     “Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) trading in the Common Stock generally occurs on the NASDAQ Global Market or, if the Common Stock is not then listed on the NASDAQ Global Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or quoted, a Trading Day means a Business Day.
     “Trading Price” of the Securities on any date of determination means, solely for the purposes of Article 4, the average of the secondary market bid quotations obtained by the Trustee for $5.0 million principal amount of Securities at approximately 3:30 p.m., New York City time, on such determination date from three nationally recognized securities dealers the Company selects, which may include the Initial Purchasers; provided that if three such bids cannot reasonably be obtained by the Trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, that one bid shall be used. If the Trustee cannot reasonably obtain at least one bid for $5.0 million principal amount of Securities from a nationally recognized securities dealer or, in the reasonable judgment of the Company, the bid quotations are not indicative of the secondary market value of the Securities, then, the Trading Price per $1,000 principal amount of Securities will be deemed to be less than 98% of the product of the Closing Price of the Company’s Common Stock and the then applicable Conversion Rate.
     “Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor.
     “Trust Preferred Securities” means the shares of undivided preferred beneficial interest in the assets of MHG Capital Trust I, a Delaware statutory trust.
     “Vice President” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”
     “Volume Weighted Average Price” per share of Common Stock on any Trading Day means the per-share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page MHGC.Q <equity> VAP (or any successor thereto) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day (or if such Volume Weighted Average Price is unavailable, the market value of one share of the Common Stock on such Trading Day, as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company using a volume-weighted method).
     “Voting Stock” of any Person means Capital Stock of the class or classes pursuant to which the holders of such Capital Stock have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).
     Section 1.02. Other Definitions.

Term	Defined in Section
“Act”	11.05
“Additional Shares”	4.01
“Agent Members”	2.01
“Business Combination”	4.10
“Conversion Agent”	2.03
“Conversion Date”	4.02
“DTC”	2.01
“Defaulted Interest”	2.16
“Depositary”	2.01
“Distribution Notice”	4.01
“Event of Default”	7.01
“ex-dividend date”	4.01
“Expiration Time”	4.06
“Fundamental Change Purchase Date”	3.01
“Fundamental Change Purchase Notice”	3.01

Term	Defined in Section
“in connection with”	4.01
“Initial Period”	11.03	(c)
“Issuer Fundamental Change Notice”	3.01
“Legend”	2.13
“Make Whole Premium”	4.01
“Non-Payment Default”	11.03	(b)
“Notice of Default”	7.01
“Outstanding”	2.09
“Paying Agent”	2.03
“Payment Blockage Period”	11.03	(b)
“Payment Default”	11.03	(a)
“Primary Registrar”	2.03
“Principal Shares”	4.12
“QIB”	2.01
“Registrar”	2.03
“Remaining Shares”	4.12
“Security Register”	2.03
“Special Interest”	7.02
“Special Payment Date”	2.16
“Spin-Off”	4.06
“Stock Price”	4.01
     Section 1.03. Trust Indenture Act Provisions.
     Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. The Indenture shall also include those provisions of the Trust Indenture Act required to be included herein by the provisions of the Trust Indenture Reform Act of 1990. The following TIA terms used in this Indenture has the following meanings:
     “indenture securities” means the Securities;
     “indenture trustee” means the Trustee, and
     “obligor” on the indenture securities means the Company or any other obligor on the Securities.
     All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.
     Section 1.04. Rules of Construction.
     For all purposes of this Indenture, except as otherwise provided or unless the context otherwise requires:
(1)	a term has the meaning assigned to it;

(2)	an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)	words in the singular include the plural, and words in the plural include the singular;

(4)	the term “merger” includes a statutory share exchange and the term “merged” has a correlative meaning;

(5)	the masculine gender includes the feminine and the neuter;

(6)	the terms “include”, “including”, and similar terms should be construed as if followed by the phrase “without limitation”;

(7)	references to agreements and other instruments include subsequent amendments thereto; and

(8)	all “Article”, “Exhibit” and “Section” references are to Articles, Exhibits and Sections, respectively, of or to this Indenture unless otherwise specified herein, and the terms “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
ARTICLE 2
THE SECURITIES
     Section 2.01. Form and Dating.
     The Securities and the Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Securities may include such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the Trustee, the Depositary, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any national securities exchange or automated quotation system on which the Securities may be listed or quoted, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Securities are subject. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.
     (a) Restricted Global Securities. All of the Securities are initially being offered and sold to qualified institutional buyers as defined in Rule 144A (collectively, “QIBs” or individually, each a “QIB”) in reliance on Rule 144A under the Securities Act and shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited on behalf of the purchasers of the securities represented thereby with the Trustee, at its Corporate

Trust Office, as custodian for the depositary, The Depository Trust Company (“DTC”, and such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co. (or any successor thereto), for the accounts of participants in the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.
     (b) Global Securities In General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases or conversions of such Securities.
     Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (1) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (2) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.
     (c) Book Entry Provisions. The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Securities that (1) shall be registered in the name of the Depositary or its nominee, (2) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (3) shall bear legends substantially to the following effect:
     “UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON

OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”
     Section 2.02. Execution and Authentication.
     (a) The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $150,000,000, or if the Initial Purchasers exercise the Overallotment Option in full, $172,500,000, aggregate principal amount, except as provided in Sections 2.08 and 2.09.
     (b) The Securities shall be executed on behalf of the Company by one of its Officers. The signatures of any of the Officers on the Securities may be manual or facsimile.
     (c) Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.
     (d) No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.
     (e) The Trustee shall authenticate and make available for delivery Securities for original issue in the aggregate principal amount of up to $150,000,000, or if the Initial Purchasers exercise the Overallotment Option in full, $172,500,000, upon receipt of a Company Order and an Officers’ Certificate pursuant to Section 13.04. The Company Order shall specify the amount of Securities to be authenticated, shall provide that all such Securities will be represented by a Global Security and the date on which each original issue of Securities is to be authenticated.
     (f) The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities (an “Authenticating Agent”). An Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An Authenticating Agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.
     (g) The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

     Section 2.03. Registrar, Paying Agent and Conversion Agent.
     (a) The Company shall maintain one or more offices or agencies where Securities may be presented for registration of transfer or for exchange (each, a “Registrar”), one or more offices or agencies where Securities may be presented or surrendered for payment (each, a “Paying Agent”), one or more offices or agencies where Securities may be presented for conversion (each, a “Conversion Agent”) and one or more offices or agencies where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will at all times maintain a Paying Agent, Conversion Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served in the Borough of Manhattan, The City of New York. One of the Registrars (the “Primary Registrar”) shall keep a register of the Securities and of their transfer and exchange (the “Security Register”). At the option of the Company, any payment of cash may be made by check mailed to the Holders at their addresses set forth in the register of Holders.
     (b) The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, provided that the Agent may be an Affiliate of the Trustee. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee in writing of the name and address, and any change in the name or address, of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent, or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Article 9).
     (c) The Company hereby initially designates the Trustee as Paying Agent, Registrar, Securities Custodian and Conversion Agent, and designates the Corporate Trust Office of the Trustee as the office or agency of the Company for each of the aforesaid purposes and as the office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.
     Section 2.04. Paying Agent To Hold Money In Trust.
     Unless otherwise specified herein, on or prior to each due date of the payment of principal of, or interest on, any Securities, the Company shall deposit with the Paying Agent a sum sufficient (in immediately available funds if deposited on the due date) to pay such principal or interest so becoming due. A Paying Agent shall hold in trust for the benefit of Holders of Securities or the Trustee all money held by the Paying Agent for the payment of principal of, or interest on, the Securities, and shall promptly notify the Trustee of any failure by the Company (or any other obligor on the Securities) to make any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, on or prior to each due date of the principal of, or interest on, any Securities, segregate the money and hold it as a separate trust fund for the benefit of Holders. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any Default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.
     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Security and remaining unclaimed for two years after such principal or interest has become due and payable shall promptly be paid to the Company or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), and mail to each such Holder, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification, publication and mailing, any unclaimed balance of such money then remaining will promptly be repaid to the Company.
     Section 2.05. Conversion Agent To Hold Money In Trust.
     The Company shall require each Conversion Agent (that is not the Trustee) to agree in writing that the Conversion Agent will hold in trust for the benefit of Holders or the Trustee all cash and shares of Common Stock delivered by the Company to the Conversion Agent for the delivery of amounts due upon conversion, and will promptly notify the Trustee of any default by the Company in making any such delivery.
     While any such default continues, the Trustee may require a Conversion Agent to deliver all cash and shares of Common Stock delivered by the Company to it to the Trustee. Upon payment over to the Trustee, the Conversion Agent (if other than the Company or a Subsidiary) shall have no further liability in respect of such amounts. If the Company or a Subsidiary acts as Conversion Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all cash and shares of Common Stock held by it as Conversion Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Conversion Agent for the Securities.
     Section 2.06. Lists of Holders of Securities.
     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Securities. The Company shall furnish or cause the Registrar to furnish to the Trustee (a) semiannually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and the Company shall otherwise comply with TIA Section 312(a); and (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content to that in subsection (a) hereof as of a date not more than 15 days prior to the time such list is furnished; provided, however, that if and so long as the Trustee shall be the Primary Registrar, no such list need be furnished.

     Section 2.07. Transfer and Exchange.
     (a) Subject to compliance with any applicable additional requirements contained in Section 2.13, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate each in the form included in Exhibit A, and completed in a manner satisfactory to the Registrar and duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.03, the Company shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar’s request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in relation thereto; provided that this sentence shall not apply to any exchange pursuant to Section 2.11, 2.13(a), 4.02(d) or 10.06.
     (b) Neither the Company, any Registrar nor the Trustee shall be required to register the transfer of or exchange any Securities or portions thereof in respect of which a Fundamental Change Purchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased).
     (c) All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture as the Securities surrendered upon such registration of transfer or exchange.
     (d) Any Registrar appointed pursuant to Section 2.03 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.
     (e) Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the registration of transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.
     (f) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     Section 2.08. Replacement Securities.
     (a) If (1) any mutilated Security is surrendered to the Trustee, or (2) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee, such security or indemnity, in each case, as may be required by them to save each of them from any loss they may suffer if a Security is replaced, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser, the Company shall execute and upon a Company Request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a replacement Security of like tenor and principal amount, bearing a number not contemporaneously outstanding. The Trustee and the Company each may charge such Holder for their expenses in replacing such Security.
     (b) If any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3, or converted pursuant to Article 4, the Company in its discretion may, instead of issuing a new Security, pay, purchase or convert such Security, as the case may be.
     (c) Upon the issuance of any new Securities under this Section 2.08, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of counsel and the Trustee) in connection therewith.
     (d) Every new Security issued pursuant to this Section 2.08 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.
     (e) The provisions of this Section 2.08 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
     Section 2.09. Outstanding Securities.
     (a) Securities outstanding (“Outstanding”) at any time are all Securities authenticated by the Trustee, except for those canceled by it, those purchased pursuant to Article 3, those converted pursuant to Article 4, those delivered to the Trustee for cancellation or surrendered for transfer or exchange (if such transfer or exchange has been effected) and those described in this Section 2.09 as not Outstanding.
     (b) If a Security is replaced pursuant to Section 2.08, such replaced Security ceases to be Outstanding unless the Company receives proof satisfactory to it that the replaced Security is held by a protected purchaser.
     (c) If a Paying Agent holds in respect of the Outstanding Securities on a Fundamental Change Purchase Date or the Final Maturity Date money sufficient to pay the principal of and accrued interest on Securities (or portions thereof) payable on that date, then on and after such

Fundamental Change Purchase Date or Final Maturity Date, as the case may be, such Securities (or portions thereof, as the case may be) shall cease to be Outstanding and interest on them shall cease to accrue.
     (d) Subject to the restrictions contained in Section 2.10, a Security does not cease to be Outstanding because the Company or an Affiliate of the Company holds the Security.
     Section 2.10. Treasury Securities.
     In determining whether the Holders of the required principal amount of Securities have concurred in any request, demand, authorization, notice, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Subsidiary of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, notice, direction, waiver or consent, only Securities which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.
     Section 2.11. Temporary Securities.
     Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Securities in exchange for temporary Securities representing an equal principal amount of Securities. The temporary Securities will be exchanged for definitive Securities in accordance with Sections 2.07 and 2.13 hereof. Until so exchanged, temporary Securities shall have the same rights under this Indenture as the definitive Securities.
     Section 2.12. Cancellation.
     The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange, purchase, payment or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, purchase, payment, conversion or cancellation and shall dispose of the cancelled Securities in accordance with its customary procedures or deliver the canceled Securities to the Company upon request. All Securities which are purchased or otherwise acquired by the Company or any of its Subsidiaries prior to the Final Maturity Date pursuant to Article 3 shall be delivered to the Trustee for cancellation, and the Company may not hold or resell such Securities or issue any new Securities to replace any such Securities or any Securities that any Holder has converted pursuant to Article 4. The Trustee shall maintain a record of all canceled Securities. The Trustee shall provide the Company a list of all Securities that have been canceled from time to time as requested by the Company in writing.

     Section 2.13. Legend; Additional Transfer and Exchange Requirements.
     (a) If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the forms of Securities attached as Exhibit A (collectively, the “Legend”), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an Opinion of Counsel if requested by the Company or such Registrar, as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Securities are not “restricted” within the meaning of Rule 144 under the Securities Act; provided that no such evidence need be supplied in connection with the sale of such Security pursuant to a registration statement that is effective at the time of such sale. Upon (1) provision of such satisfactory evidence if requested or (2) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by an Affiliate of the Company, the Legend shall be reinstated.
     (b) A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with this Section 2.13.
     (c) Subject to Section 2.13(b) and in compliance with Section 2.13(d), every Security shall be subject to the restrictions on transfer provided in the Legend. Whenever any Restricted Security other than a Restricted Global Security is presented or surrendered for registration of transfer or in exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit A, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.
     (d) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.13 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by, if requested by the Company or the Registrar, an Opinion of Counsel reasonably acceptable to the Company and the Registrar and addressed to the Company and the Registrar, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the offer and sale of the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned Opinion of Counsel or registration statement.
     As used in Sections 2.13(c) and (d), the term “transfer” encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.
(e)	The provisions below shall apply only to Global Securities:

(1)	Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for purposes of this Indenture.

(2)	Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered, and no transfer of a Global Security in whole or in part shall be registered in the name of any Person other than the Depositary or one or more nominees thereof; provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and in either case a successor Depositary is not appointed by the Company within 90 days after receiving such notice or becoming aware that the Depositary has ceased to be a “clearing agency” or (B) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to the preceding sentence shall be so exchanged as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided, however, that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

(3)	Securities issued in exchange for a Global Security or any portion thereof that are not issued as a Global Security shall be issued in definitive, fully registered form, without interest coupons, shall have a principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee or the Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(4)	Subject to clause (6) of this Section 2.13(e), the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(5)	In the event of the occurrence of any of the events specified in clause (2) of this Section 2.13(e), the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

(6)	Neither Agent Members nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

(7)	At such time as all interests in a Global Security have been converted, cancelled or exchanged for Securities in certificated form, such Global Security shall, upon receipt thereof, be cancelled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Securities Custodian, subject to Section 2.12 of this Indenture. At any time prior to such cancellation, if any interest in a Global Security is converted, canceled or exchanged for Securities in certificated form, the principal amount of such Global Security shall, in accordance with the standing procedures and instructions existing between the Depositary and the Securities Custodian, be appropriately reduced, and an endorsement shall be made on such Global Security, by the Trustee or the Securities Custodian, at the direction of the Trustee, to reflect such reduction.

     (f) Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision thereto), any stock certificate representing Common Stock issued upon conversion of any Security shall bear a legend in substantially the following form, unless such Common Stock has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto), or such Common Stock has been issued upon conversion of Securities that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act or pursuant to Rule 144 under the Securities Act (or any successor provision thereto), or unless otherwise agreed by the Company in writing with written notice thereof to the transfer agent:
THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.
BY ITS ACQUISITION HEREOF, THE HOLDER (1) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SHARES PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH MORGANS HOTEL GROUP CO., (THE “COMPANY”) OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THE SHARES (THE “RESALE RESTRICTION TERMINATION DATE”) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SHARES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

     Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like number of shares of Common Stock, which shall not bear the restrictive legend required by this section.
     Section 2.14. CUSIP Numbers.
     The Company in issuing the Securities may use one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in a Fundamental Change Purchase Notice as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any Fundamental Change Purchase Notice and that reliance may be placed only on the other identification numbers printed on the Securities, and any such purchase shall not be affected by any defect in or omission of such numbers. The Company will notify the Trustee in writing of any change in the “CUSIP” numbers.
     Section 2.15. Calculations.
     Except as otherwise specifically stated herein or in the Securities, all calculations to be made in respect of the Securities shall be the obligation of the Company. All calculations made by the Company or its agent as contemplated pursuant to the terms hereof and of the Securities shall be made in good faith and be final and binding on the Holders absent manifest error. The Company shall provide a written schedule of calculations to the Trustee, and the Trustee shall be entitled to rely conclusively upon the accuracy of the calculations by the Company without independent verification. The Trustee shall forward calculations made by the Company to any holder of Securities upon request.
     Section 2.16. Payment of Interest; Interest Rights Preserved.
     Interest on any Security which is payable, and is punctually paid or duly provided for, on the Stated Maturity of such interest shall be paid to the Person in whose name the Security is registered at the close of business on the Regular Record Date for such interest payment.
     Any interest on any Security which is payable, but is not punctually paid or duly provided for, on the Stated Maturity of such interest, and interest on such defaulted interest at the then applicable interest rate borne by the Securities, to the extent lawful (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”), shall forthwith cease to be payable to the Holder on the Regular Record Date, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Subsection (a) or (b) below:
     (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose name the Securities are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date (not less than 20 days after such notice) of the proposed payment (the “Special Payment Date”), and on or prior to the date of payment the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the Special Payment Date, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this subsection provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 30 days and not less than 15 days prior to the date of the Special Payment Date and not less than 15 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company in writing of such Special Record Date. Unless the Company issues a press release to the same effect, in the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Security Register, not less than 10 days prior to such Special Record Date or notify each Holder in such other manner as the Trustee determines, including in accordance with any Applicable Procedures. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Payment Date therefor having been so mailed or otherwise conveyed, such Defaulted Interest shall be paid to the Persons in whose names the Securities are registered on such Special Record Date and shall no longer be payable pursuant to the following paragraph (b).
     (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any national securities exchange on which the Securities may be listed, and upon such notice as may be required by this Indenture not inconsistent with the requirements of such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this subsection, such payment shall be deemed practicable by the Trustee.
     Subject to the foregoing provisions of this Section 2.16, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.
     Section 2.17. Computation of Interest.
     Interest on the Securities shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
ARTICLE 3
PURCHASE
     Section 3.01. Purchase of Securities by the Company for Cash at Option of the Holder Upon a Fundamental Change.
     (a) If a Fundamental Change occurs prior to the Final Maturity Date, each Holder of a Security shall have the right, at the option of the Holder, to require the Company to purchase for cash in whole or in part (in principal amounts of $1,000 and integral multiples thereof) the

Securities of such Holder at the Fundamental Change Purchase Price on the date specified by the Company that is not less than 30 days and not more than 45 days after the Issuer Fundamental Change Notice (the “Fundamental Change Purchase Date”).
     (b) Not later than 30 days after the occurrence of a Fundamental Change, the Company shall mail a written notice of the Fundamental Change and of the resulting purchase right to the Trustee, Paying Agent and to each Holder of record of Securities (an “Issuer Fundamental Change Notice”). The Issuer Fundamental Change Notice shall include the form of a Fundamental Change Purchase Notice (defined below) to be completed by the Holder and shall state:
(1)	the events causing such Fundamental Change;

(2)	the date (or expected date) of such Fundamental Change;

(3)	the last date by which the Fundamental Change Purchase Notice must be delivered to elect the purchase option pursuant to this Section 3.01;

(4)	the Fundamental Change Purchase Date;

(5)	the Fundamental Change Purchase Price;

(6)	the Holder’s right to require the Company to purchase the Securities;

(7)	the name and address of each Paying Agent and Conversion Agent;

(8)	the then effective Conversion Rate and any adjustments to the Conversion Rate resulting from such Fundamental Change;

(9)	the procedures that the Holder must follow to exercise rights under Article 4 of this Indenture and that the Securities as to which a Fundamental Change Purchase Notice has been given may be converted into Common Stock pursuant to Article 4 of this Indenture only to the extent that the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(10)	the procedures that the Holder must follow to exercise rights under this Section 3.01;

(11)	the procedures for withdrawing a Fundamental Change Purchase Notice;

(12)	that, unless the Company fails to pay such Fundamental Change Purchase Price, Securities covered by any Fundamental Change Purchase Notice will cease to be outstanding and interest will cease to accrue on and after the Fundamental Change Purchase Date; and

(13)	the CUSIP number of the Securities.

     At the Company’s written request, the Trustee shall give such Issuer Fundamental Change Notice in the Company’s name and at the Company’s expense; provided that, in all cases, the text of such Issuer Fundamental Change Notice shall be prepared by the Company. In connection with the delivery of the Issuer Fundamental Change Notice to the Holders, the Company shall publish a notice containing substantially the same information that is required in the Issuer Fundamental Change Notice in a newspaper of general circulation in the City of New York or publish information on a website of the Company or through such other public medium the Company may use at that time. If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures relating to the purchase of Global Securities.
     The Trustee shall be under no obligation to ascertain the occurrence of a Fundamental Change or to give notice with respect thereto. The Trustee may conclusively assume, in absence of written notice to the contrary from the Company, that no Fundamental Change has occurred.
     (c) A Holder may exercise its rights specified in Section 3.01(a) upon delivery of a written notice (which shall be in substantially the form set forth in the form of Security attached as Exhibit A under the heading “Fundamental Change Purchase Notice” and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary’s Applicable Procedures) of the exercise of such rights (a “Fundamental Change Purchase Notice”), to the Paying Agent at any time prior to the close of business on the Business Day prior to the Fundamental Change Purchase Date, subject to extension to comply with applicable law.
(1)	The Fundamental Change Purchase Notice shall state: (A) if the Securities are in certificated form, the certificate numbers of the Securities which the Holder will deliver to be purchased (or, if the Security is held in global form, any other items required to comply with the Applicable Procedures), (B) the portion of the principal amount of the Securities which the Holder will deliver to be purchased, which portion must be a principal amount of $1,000 or any integral multiple thereof and (C) that such Security shall be purchased as of the Fundamental Change Purchase Date pursuant to the terms and conditions specified in the Securities and in this Indenture.

(2)	The delivery of a Security for which a Fundamental Change Purchase Notice has been timely delivered to any Paying Agent and not validly withdrawn prior to, on or after the Fundamental Change Purchase Date (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price therefor.

(3)	The Company shall only be obliged to purchase, pursuant to this Section 3.01, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple thereof. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

(4)	Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 3.01(c) shall have the right to withdraw such Fundamental Change Purchase Notice in whole or in a portion thereof that is a principal amount of $1,000 or in an integral multiple thereof at any time prior to the close of business on the Business Day prior to the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.02(b).

(5)	A Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written withdrawal thereof.

(6)	Anything herein to the contrary notwithstanding, in the case of Global Securities, any Fundamental Change Purchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.
     Section 3.02. Effect of Fundamental Change Purchase Notice.
     (a) Upon receipt by any Paying Agent of a properly completed Fundamental Change Purchase Notice from a Holder, the Holder of the Security in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified in Section 3.02(b)) thereafter be entitled to receive the Fundamental Change Purchase Price with respect to such Security. Such Fundamental Change Purchase Price shall be paid to such Holder promptly following the later of (1) the Fundamental Change Purchase Date (provided that the conditions in Section 3.01 have been satisfied) or (2) the time of delivery of such Security to a Paying Agent by the Holder thereof in the manner required by Section 3.01(c). Securities in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted in accordance with the provisions of Article 4 on or after the date of the delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice has first been validly withdrawn in accordance with Section 3.02(b) with respect to the Securities to be converted.
     (b) A Fundamental Change Purchase Notice may be withdrawn by a Holder by means of a written notice (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Applicable Procedures) of withdrawal delivered by the Holder to the Paying Agent prior to the close of business on the Business Day prior to the Fundamental Change Purchase Date, specifying (1) the principal amount of the Security or portion thereof (which must be a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted, (2) if the Securities are in certificated form, the certificate numbers of the Security being withdrawn in whole or in part and (3) the portion of the principal amount of the Security that will remain subject to the Fundamental Change Purchase Notice, which portion must be a principal amount of $1,000 or an integral multiple thereof.

     Section 3.03. Deposit of Fundamental Change Purchase Price.
     (a) Prior to 11:00 a.m., New York City time on the applicable Fundamental Change Purchase Date, the Company shall deposit with the Trustee or with a Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds if deposited on or after such Fundamental Change Purchase Date), sufficient to pay the aggregate Fundamental Change Purchase Price of all the Securities or portions thereof that are to be purchased as of the Fundamental Change Purchase Date.
     (b) If the Paying Agent holds on the Fundamental Change Purchase Date in accordance with the terms hereof an amount of money sufficient to pay the Fundamental Change Purchase Price of any Security (or portion thereof) for which a Fundamental Change Purchase Notice has been tendered and not withdrawn in accordance with this Indenture then, immediately following the applicable Fundamental Change Purchase Date, whether or not the Security is delivered to the Paying Agent, such Security shall cease to be outstanding, interest on such Security shall cease to accrue, and all rights of the Holder of such Security shall terminate (other than the right to receive the Fundamental Change Purchase Price upon delivery of the Security as aforesaid).
     (c) The Paying Agent will promptly return to the respective Holders thereof any Securities with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with this Indenture.
     (d) If a Fundamental Change Purchase Date falls after a Regular Record Date and on or before the related Interest Payment Date, then interest on the Securities payable on such Interest Payment Date, which shall accrue for the period commencing on and including the immediately preceding Interest Payment Date (or, if no interest has been paid, the Issue Date) to, but excluding, the Fundamental Change Purchase Date, shall be payable to the Holders in whose names the Securities are registered at the close of business on such Regular Record Date.
     Section 3.04. Repayment to the Company.
     To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.03 exceeds the aggregate Fundamental Change Purchase Price of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Fundamental Change Purchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Company, or if such money is then held by the Company in trust, it shall be discharged from the trust.
     Section 3.05. Securities Purchased In Part.
     Any Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent, and promptly after the Fundamental Change Purchase Date, as the case may be, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder (which must be equal to $1,000 principal amount or any integral multiple thereof), in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.
     Section 3.06. Compliance With Securities Laws Upon Purchase of Securities.
     In connection with any offer to purchase Securities under Section 3.01, the Company shall (a) comply with the provisions of the tender offer rules under the Exchange Act which may then be applicable, (b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act, and (c) otherwise comply with all federal and state securities laws in connection with such offer to purchase or purchase of Securities, all so as to permit the rights of the Holders and obligations of the Company under Sections 3.01 through 3.04 to be exercised in the time and in the manner specified therein. To the extent that compliance with any such laws, rules and regulations would result in a conflict with any of the terms hereof, this Indenture is hereby modified to the extent required for the Company to comply with such laws, rules and regulations.
     Section 3.07. Purchase of Securities In Open Market.
     The Company may purchase Securities in the open market or by tender at any price or pursuant to private agreements. The Company shall surrender any Security purchased by the Company pursuant to this Article 3 to the Trustee for cancellation. Any Securities surrendered to the Trustee for cancellation may not be reissued or resold by the Company and will be canceled promptly in accordance with Section 2.12.
ARTICLE 4
CONVERSION
     Section 4.01. Conversion Privilege and Conversion Rate.
     (a) Any Security or portion thereof that is an integral multiple of $1,000 principal amount may be converted by the Holder thereof in accordance with the provisions of this Article 4. Upon conversion, Holders shall be entitled to receive shares of Common Stock determined in the manner provided in Section 4.12. Securities may be converted prior to the close of business on the second Business Day preceding the Final Maturity Date at the Conversion Rate in effect at the time of such conversion only under the following circumstances:
(1)	on any Business Day in any calendar quarter of the Company commencing at any time after March 31, 2008, and only during such calendar quarter, if, as of the last day of the immediately preceding calendar quarter, the Closing Price of the Common Stock for at least 20 Trading Days in the period of 30 consecutive Trading Days ending on the last Trading Day of such preceding calendar quarter was more than 130% of the applicable Conversion Price on the last day of such preceding calendar quarter provided, however, that the Company’s Board of Directors shall make appropriate adjustments, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the ex-dividend date of the event occurs, during the 30 consecutive Trading Day period;
(2)	on any Business Day during the five Business Day period after any five consecutive Trading Day period in which the Trading Price per $1,000 principal amount of Securities, as determined by the Trustee following a request by a Holder in accordance with the procedures described in Section 4.01(d)(ii), for each Trading Day of that period was less than 98% of the product of the Closing Price of the Common Stock on such day and the then applicable Conversion Rate per $1,000 principal amount of Securities.

(3)	if the Company distributes to all holders of Common Stock any rights entitling them to purchase, for a period expiring within 45 days of distribution, Common Stock, or securities convertible into Common Stock, at less than, or having a conversion price per share less than, the Closing Price of the Common Stock on the Trading Day immediately preceding the declaration date for such distribution (in which case Securities may be converted in accordance with Section 4.01(b), below);

(4)	if the Company distributes to all holders of Common Stock assets, cash, debt securities or rights to purchase the Company’s securities, which distribution has a per share value as determined by the Board of Directors of the Company exceeding 15% of the Closing Price of the Common Stock on the Trading Day immediately preceding the declaration date for such distribution (in which case Securities may be converted in accordance with Section 4.01(b), below);

(5)	if a Fundamental Change occurs (in which case Securities may be converted in accordance with Section 4.01(c), below); or

(6)	at any time during the period beginning on July 15, 2014 and ending at the close of business on the second Business Day preceding the Final Maturity Date.
     (b) In the case of a distribution contemplated by clauses (3) and (4) of Section 4.01(a), the Company shall notify Holders and the Trustee in writing at least 20 days prior to the ex-dividend date (defined below) for such distribution (the “Distribution Notice”). Once the Company has given the Distribution Notice, Holders may surrender their Securities for conversion at any time until the earlier of the close of business on the Business Day prior to the ex-dividend date or the Company’s announcement that such distribution will not take place. In the event of a distribution contemplated by clauses (3) and (4) of Section 4.01(a), Holders may not convert the Securities if the Holders will otherwise participate in such distribution on an as converted basis. The “ex-dividend date” is the first date upon which a sale of the Common Stock does not automatically transfer the right to receive the relevant distribution from the seller of the Common Stock to its buyer. The Company will provide written notice to the Conversion Agent as soon as reasonably practicable of any anticipated or actual event or transaction that will cause or causes the Securities to become convertible pursuant to clauses (3) or (4) of Section 4.01(a).

     (c) In the case of a Fundamental Change, the Company shall provide written notice thereof to the Holders of Securities and the Trustee at least 15 days prior to the date that is anticipated to be the Fundamental Change Effective Date of any Fundamental Change that the Company knows or reasonably should know will occur. If the Company does not know, and should not reasonably know, that a Fundamental Change will occur until a date that is within 15 days before the anticipated Fundamental Change Effective Date, the Company will notify the Holders of Securities and the Trustee in writing promptly after the Company has knowledge of the Fundamental Change. Holders may surrender Securities for conversion at any time beginning 15 days before the date that is anticipated to be the Fundamental Change Effective Date and until the Trading Day prior to the Fundamental Change Purchase Date.
     (d) (i) For each calendar quarter of the Company, beginning with the calendar quarter ending March 31, 2008, the Company will determine, on the first Business Day following the last Trading Day of such calendar quarter, whether the Securities are convertible pursuant to clause (1) of Section 4.01(a), and, if so, will notify the Trustee and the Conversion Agent (to the extent the Trustee is not also serving as the Conversion Agent) in writing.
     (ii) The Trustee shall have no obligation to determine the Trading Price of the Securities unless the Company has requested such determination in writing and the Company shall have no obligation to make such request unless a Holder of the Securities provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Securities would be less than 98% of the product of the Closing Price of the Common Stock and the then applicable Conversion Rate per $1,000 principal amount of Securities. At such time, the Company shall instruct the Trustee in writing to determine the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of the Securities is greater than 98% of the product of the Closing Price of the Common Stock and the then applicable Conversion Rate per $1,000 principal amount of the Securities.
     (e) The conversion rights pursuant to this Article 4 shall commence on the Issue Date of the Securities and expire at the close of business on the second Business Day immediately preceding the Final Maturity Date, but shall be exercisable only during the time periods specified with respect to each circumstance pursuant to which the Securities become convertible, subject, in the case of conversion of any Global Security, to any Applicable Procedures.
     (f) Securities in respect of which a Fundamental Change Purchase Notice has been delivered, if otherwise convertible pursuant to this Article 4, may not be surrendered for conversion pursuant to this Article 4 prior to a valid withdrawal of such Fundamental Change Purchase Notice, in accordance with the provisions of Article 3.
     (g) Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.
     (h) The Conversion Rate shall be adjusted in certain instances as provided in Section 4.01(i) and Section 4.06.

     (i) If a Fundamental Change occurs prior to the Final Maturity Date as a result of a transaction described in clauses (1), (2) or (4) of the definition of the term “Change of Control” (giving effect to the last paragraph of such definition) and a Holder elects to convert its Securities “in connection with” such transaction, the Company shall pay a “Make Whole Premium” by increasing the applicable Conversion Rate for the Securities surrendered for conversion by a number of additional shares of Common Stock as provided in this Section 4.01(i) (the “Additional Shares”). A conversion of Securities shall be deemed for these purposes to be “in connection with” such a transaction if the notice of conversion is received by the Conversion Agent on or after the Fundamental Change Effective Date and prior to the close of business on the Business Day prior to the Fundamental Change Purchase Date.
     The number of Additional Shares per $1,000 principal amount of Securities constituting the Make Whole Premium shall be determined by reference to the table below and shall be based on the date on which the Fundamental Change Effective Date occurs and the price (the “Stock Price”) paid, or deemed to be paid, per share of Common Stock in such transaction, subject to adjustment as provided below. If holders of Common Stock receive only cash in the Fundamental Change transaction, the Stock Price shall be the cash amount paid per share of Common Stock. Otherwise, the Stock Price shall be the average of the Closing Prices of the Common Stock for each of the ten consecutive Trading Days prior to but excluding the Fundamental Change Effective Date.
     The following table sets forth the Additional Share amounts, if any, by which the applicable Conversion Rate shall be increased for each Stock Price and Fundamental Change Effective Date.
Make Whole Premium (Increase in Applicable Conversion Rate)

	Effective Date
Stock	October	October	October	October	October	October	October	October
Price	17, 2007	15, 2008	15, 2009	15, 2010	15, 2011	15, 2012	15, 2013	15, 2014
$21.95	8.3677	8.3677	8.3677	8.3677	8.3677	8.3677	8.3677	8.3677

$23.00	7.6792	7.6159	7.5051	7.3918	7.2048	6.9259	6.3933	6.2880

$25.00	6.5916	6.4608	6.2713	6.0525	5.7291	5.2615	4.4292	2.8097

$27.50	5.5424	5.3275	5.1127	4.8179	4.3986	3.6068	2.8151	—

$30.00	4.7408	4.5356	4.2283	3.9211	3.4632	2.8318	1.8338	—

$40.00	2.8711	2.6661	2.3893	2.0758	1.6728	1.1733	0.5611	—

$50.00	1.9719	1.8096	1.5858	1.3468	1.0504	0.7124	0.3597	—

$60.00	1.4673	1.3428	1.1696	0.9822	0.7730	0.5277	0.2786	—

$70.00	1.1432	1.0475	0.9091	0.7651	0.6052	0.4169	0.2251	—

$80.00	0.9122	0.8379	0.7265	0.6135	0.4890	0.3387	0.1854	—

     If the actual Stock Price or Fundamental Change Effective Date is not set forth in the table above, then:
     (i) if the actual Stock Price on the Fundamental Change Effective Date is between two Stock Price amounts in the table or the actual Fundamental Change Effective Date is between two Fundamental Change Effective Dates in the table, the Additional Share amounts will be determined by a straight-line interpolation between the Additional Share amounts set forth for the higher and lower Stock Prices and the two Fundamental Change Effective Dates on the table, as applicable, based on a 365-day year;
     (ii) if the actual Stock Price on the Fundamental Change Effective Date exceeds $80.00 per share of Common Stock, subject to adjustment as set forth herein, no adjustment to the Conversion Rate shall be made; and
     (iii) if the actual Stock Price on the Fundamental Change Effective Date is less than $21.95 per share of Common Stock, subject to adjustment as set forth herein, no adjustment to the Conversion Rate shall be made.
     The Stock Prices set forth in the first column of the table above will be adjusted as of any date on which the Conversion Rate of the Securities is adjusted pursuant to Section 4.06 hereof. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Share amounts set forth in the table above will be adjusted in the same manner as the Conversion Rate as set forth in Section 4.06 hereof.
     Notwithstanding the foregoing, in no event shall the Conversion Rate exceed 45.5580 shares per $1,000 principal amount of Securities, subject to adjustment in the manner set forth in subsections (a) through (e) of Section 4.06 hereof.
     Section 4.02. Conversion Procedure.
     (a) To convert a Security, a Holder must (1) complete and manually sign the conversion notice on the back of the Security (which shall be substantially in the form set forth in the form of Security attached as Exhibit A under the heading “Conversion Notice”) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, (4) pay an amount equal to the interest payable on the next Interest Payment Date if and as required by Section 4.02(c) and (5) pay all transfer or similar taxes, if required pursuant to Section 4.04. The date on which the Holder of a Security satisfies all of the foregoing requirements is the “Conversion Date” with respect to such Security. Upon the conversion of a Security, the Company shall deliver the amounts determined in accordance with Section 4.12 which shall be owing upon such conversion on the third Business Day following the last Trading Day of such Conversion Reference Period. Anything herein to the contrary notwithstanding, in the case of Global Securities, Securities may be surrendered in accordance with the Applicable Procedures of the Depositary as in effect from time to time.
     (b) A Holder shall not be entitled to any rights of a holder of Common Stock until such holder has converted its Securities and received upon conversion thereof shares of Common Stock. The person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion, if any, shall become on the date any such certificate or certificates are delivered to such holder in accordance with the provisions of this Article 4, the holder of record of the shares represented thereby. Except as set forth in this Indenture, no payment or adjustment will be made for dividends or distributions declared or made on shares of Common Stock issued upon conversion of a Security prior to the issuance of such shares of Common Stock.
     (c) Holders of Securities surrendered for conversion (in whole or in part) during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date will receive the semiannual interest payable on such Securities on the corresponding Interest Payment Date notwithstanding the conversion, and such interest shall be payable on the corresponding Interest Payment Date to the Holder of the Security as of the close of business on the Regular Record Date. Upon surrender of any such Securities for conversion after the close of business on such Regular Record Date, such Securities shall also be accompanied by payment by the Holders of such Securities in funds to the Conversion Agent acceptable to the Company of an amount equal to the interest payable on such corresponding Interest Payment Date; provided that no such payment need be made: (1) in connection with a conversion following the Regular Record Date preceding the Final Maturity Date; (2) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; or (3) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Security. Except as otherwise provided in this Section 4.02(c), no payment or adjustment will be made for accrued and unpaid interest on a converted Security. Upon delivery of the consideration required to be paid upon conversion of a Security, accrued and unpaid interest on such Security shall be deemed paid in full, rather than cancelled, extinguished or forfeited. The Company shall not be required to convert any Securities which are surrendered for conversion without payment of interest as required by this Section 4.02(c).
     (d) In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, without service charge, a new Security or Securities of authorized denominations in an aggregate principal amount equal to, and in exchange for, the unconverted portion of the principal amount of such Security.
     (e) Upon the Company’s determination that Holders are or will be entitled to convert their Securities in accordance with the provisions of this Article 4, the Company shall promptly issue a press release or otherwise publicly disclose this information and use its reasonable efforts to post such information on the Company’s website.

     Section 4.03. Fractional Shares.
     The Company will not issue fractional shares of Common Stock upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. In lieu of any fractional shares, the Company shall pay an amount in cash equal to the applicable portion of the Volume Weighted Average Price of the Common Stock for the last Trading Day of the Conversion Reference Period, rounding to the nearest whole cent.
     Section 4.04. Taxes on Conversion.
     The issue of stock certificates, if any, on conversion of Securities shall be made without charge to the converting Holder for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Security converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.
     Section 4.05. Company To Provide Common Stock.
     (a) The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Securities in accordance with the provisions of this Indenture.
     (b) All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive or similar rights and free of any lien or adverse claim as the result of any action by the Company.
     (c) The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have listed such shares of Common Stock on the NASDAQ Global Market, or each national securities exchange or over the counter market or such other market on which the Common Stock is then listed or quoted.
     Section 4.06. Adjustment of Conversion Rate.
     The Conversion Rate shall be adjusted from time to time by the Company as follows:
     (a) If the Company issues Common Stock as a dividend or distribution on Common Stock to all holders of Common Stock, or if the Company effects a share split or share combination, the Conversion Rate will be adjusted based on the following formula:

CR1 =	CR0 x OS1/OS0

where

CR0 =	the Conversion Rate in effect immediately prior to the adjustment relating to such event

CR1 =	the new Conversion Rate in effect taking such event into account

OS0 =	the number of shares of Common Stock outstanding immediately prior to such event

OS1 =	the number of shares of Common Stock outstanding immediately after such event.
Any adjustment made pursuant to this Section 4.06(a) shall become effective on the date that is immediately after (x) the ex-dividend date for such distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this clause Section 4.06(a) is declared but not so paid or made, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     (b) If the Company issues to all holders of Common Stock any rights, warrants, options or other securities entitling them for a period of not more than 45 days after the date of issuance thereof to subscribe for or purchase Common Stock, or if the Company issues to all holders of Common Stock securities convertible into Common Stock for a period of not more than 45 days after the date of issuance thereof, in either case at an exercise or a conversion price per share of Common Stock less than the Closing Price of the Common Stock on the Business Day immediately preceding the time of announcement of such issuance, the Conversion Rate will be adjusted based on the following formula:

CR1 =	CR0 x (OS0+X)/(OS0+Y)

where

CR0 =	the Conversion Rate in effect immediately prior to the adjustment relating to such event

CR1 =	the new Conversion Rate taking such event into account

OS0 =	the number of shares of Common Stock outstanding immediately prior to such event

X =	the total number of shares of Common Stock issuable pursuant to such rights, warrants, options, other securities or convertible securities

Y =	the number of shares of Common Stock equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants, options, other securities or convertible securities divided by (B) the average of the Closing Prices of the Common Stock for the 10 consecutive Trading Days prior to the Business Day immediately preceding the date of announcement for the issuance of such rights, warrants, options, other securities or convertible securities.

     For purposes of this Section 4.06(b), in determining whether any rights, warrants, options, other securities or convertible securities entitle the holders to subscribe for or purchase, or exercise a conversion right for, Common Stock at less than the applicable Closing Price of the Common Stock, and in determining the aggregate exercise or conversion price payable for such Common Stock, there shall be taken into account any consideration received by the Company for such rights, warrants, options, other securities or convertible securities and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors of the Company. Any adjustment made pursuant to this Section 4.06(b) shall become effective on the ex-dividend date for the distribution. If any right, warrant, option, other security or convertible security described in this Section 4.06(b) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such right, warrant, option, other security or convertible security had not been so issued.
     (c) If the Company distributes capital stock, evidences of indebtedness or other assets or property of the Company to all holders of Common Stock, excluding:
(1)	dividends, distributions, rights, warrants, options, other securities or convertible securities referred to in Section 4.06(a) or (b) above,

(2)	dividends or distributions paid exclusively in cash, and

(3)	Spin-Offs described below in this Section 4.06(c),
     then the Conversion Rate will be adjusted based on the following formula:

CR1 =	CR0 x SP0/(SP0-FMV)

where

CR0 =	the Conversion Rate in effect immediately prior to the adjustment relating to such event

CR1 =	the new Conversion Rate taking such event into account

SP0 =	the Closing Price of the Common Stock on the Trading Day immediately preceding the earlier of the Record Date or the ex-dividend date for such distribution

FMV =	the fair market value (as determined in good faith by the Board of Directors of the Company) of the capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the earlier of the record date or the ex-dividend date for such distribution.
     An adjustment to the Conversion Rate made pursuant to this paragraph shall be made successively whenever any such distribution is made and shall become effective on the ex-dividend date for such distribution.

     If the Company distributes to all holders of Common Stock capital stock of any class or series, or similar equity interest, of or relating to any Subsidiaries or any other business units of the Company (a “Spin-Off”), the Conversion Rate in effect immediately before the close of business on the date fixed for determination of holders of Common Stock entitled to receive such distribution will be adjusted based on the following formula:

CR1 =	CR0 x (FMV0+MP0)/MP0

where

CR0 =	the Conversion Rate in effect immediately prior to the adjustment relating to such event

CR1 =	the new Conversion Rate taking such event into account

FMV0 =	the average of the Closing Prices of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Days after the effective date of the Spin-Off

MP0 =	the average of the Closing Prices of the Common Stock over the first 10 consecutive Trading Days after the effective date of the Spin-Off.
     An adjustment to the Conversion Rate made pursuant to this paragraph will occur after the close of business on the 10th consecutive Trading Day after the effective date of the Spin-Off; provided that in respect of any conversion within the 10 consecutive Trading Days immediately following the effective date of any Spin-Off, references in this clause 4.06(c) with respect to 10 consecutive Trading Days shall be deemed replaced with such lesser number of consecutive Trading Days as have elapsed.
     If any such dividend or distribution described in this Section 4.06(c) is declared but not paid or made, the new Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     (d) If the Company pays or makes any dividend or distribution consisting exclusively of cash to all holders of Common Stock, the Conversion Rate will be adjusted based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the adjustment relating to such event

CR1	=	the new Conversion Rate taking such event into account

SP0	=	the Closing Price of the Common Stock on the Trading Day immediately preceding the ex-dividend date for such distribution

C	=	the amount in cash per share that the Company distributes to holders of its Common Stock.

     An adjustment to the Conversion Rate made pursuant to this Section 4.06(d) shall become effective on the ex-dividend date for such dividend or distribution. If any dividend or distribution described in this Section 4.06(d) is declared but not so paid or made, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     (e) If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Stock to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Closing Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”), the Conversion Rate will be adjusted based on the following formula:

CR1 =	CR0 x (AC + (SP1 x OS1))/(SP1 x OS0)

where

CR0 =	the Conversion Rate in effect immediately prior to the adjustment relating to such event

CR1 =	the new Conversion Rate taking such event into account

AC =	the aggregate value of all cash and any other consideration (as determined by the Board of Directors of the Company) paid or payable for Common Stock purchased in such tender or exchange offer

OS0 =	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires

OS1 =	the number of shares of Common Stock outstanding immediately after such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer)

SP1 =	the average of the Closing Prices of Common Stock for the 10 consecutive Trading Days commencing on the Trading Day next succeeding the date such tender or exchange offer expires.
     If the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made.
     Any adjustment to the Conversion Rate made pursuant to this Section 4.06(e) shall become effective on the date immediately following the determination of the average of the Closing Prices of Common Stock for purposes of SP1 above. If the Company or one of its Subsidiaries is obligated to purchase Common Stock pursuant to any such tender or exchange offer but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the new Conversion Rate shall be readjusted to be the Conversion Rate that would be in effect if such tender or exchange offer had not been made.

     (f) Notwithstanding the foregoing subsections (a) through (e) of this Section 4.06, the Conversion Rate shall not exceed 45.5580 shares per $1,000 principal amount of Securities, other than on account of adjustments to the Conversion Rate in the manner set forth in subsections (a) through (e) of this Section 4.06.
     (g) In addition to the adjustments pursuant to clauses (a) through (e) above, the Company may, in its sole discretion, increase the Conversion Rate in order to avoid or diminish any U.S. federal income tax to holders of Common Stock resulting from any dividend or distribution of capital stock (or rights to acquire Common Stock) or from any event treated as such for U.S. federal income tax purposes. The Company may also, from time to time, to the extent permitted by applicable law, increase the Conversion Rate by any amount for any period if the Company has determined that such increase would be in the best interests of the Company. If the Company makes such determination, it will be conclusive and the Company will mail to holders of the Securities a notice of the increased Conversion Rate and the period during which it will be in effect at least fifteen (15) days prior to the date the increased Conversion Rate takes effect in accordance with applicable law.
     (h) If the Company has in effect a rights plan while any Securities remain outstanding, Holders will receive, upon a conversion of Securities in respect of which the Company is required to deliver shares of Common Stock, in addition to such shares of Common Stock, rights under the Company’s stockholder rights agreement unless, prior to conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from the Common Stock. If the rights provided for in the rights plan adopted by the Company have separated from the Common Stock in accordance with the provisions of the applicable stockholder rights agreement so that Holders would not be entitled to receive any rights in respect of Common Stock, if any, that the Company is required to deliver upon conversion of Securities, the Conversion Rate will be adjusted at the time of separation as if the Company had distributed to all holders of Common Stock capital stock, evidences of indebtedness or other assets or property pursuant to Section 4.06(c) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights.
     (i) For purposes of this Section 4.06, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.
     Section 4.07. No Adjustment.
     (a) The Company shall not be required to make any adjustment to the Conversion Rate in accordance with the provisions of Section 4.06 if Holders of the Securities are permitted to participate, on an as-converted basis, in the transactions described in Section 4.06 (assuming for this purpose that each $1,000 principal amount of Securities were convertible solely into a number of shares of Common Stock equal to the Conversion Rate).
     (b) No adjustment in the Conversion Rate shall be required to be made unless the adjustment would require an increase or decrease of at least 1% of the Conversion Rate. If the adjustment is not made because the adjustment does not change the Conversion Rate by at least

1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment. All required calculations will be made to the nearest cent or 1/10,000th of a share, as the case may be. Notwithstanding the foregoing, all adjustments not previously made shall have effect with respect to any conversion of Securities in connection with a Fundamental Change and any conversion on or after July 14, 2014.
     (c) Notwithstanding anything to the contrary contained herein, in addition to the other events set forth herein on account of which no adjustment to the Conversion Rate shall be made, the applicable Conversion Rate shall not be adjusted for: (i) the issuance of any Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in Common Stock under any plan; (ii) the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, employee agreement or arrangement or program of the Company; (iii) the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the Securities were first issued; (iv) a change in the par value of the Common Stock; (v) accumulated and unpaid dividends or distributions; and (vi) as a result of a tender offer solely to holders of fewer than 100 shares of Common Stock.
     (d) Notwithstanding anything in this Section 4.06 to the contrary, in no event shall the Conversion Rate be adjusted so that the Conversion Price would be less than $0.01.
     Section 4.08. Notice of Adjustment.
     Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee, an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to Holders within 20 Business Days after the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
     Section 4.09. Notice of Certain Transactions.
     In the event there is a dissolution or liquidation of the Company, the Company shall mail to Holders and file with the Trustee a notice stating the effective date. The Company shall mail such notice at least 20 days before such proposed effective date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in this Section 4.09.

     Section 4.10. Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege.
(a)	If any of the following events occur (each, a “Business Combination”), namely:

(1)	any recapitalization, reclassification or change of the Common Stock, other than (A) a change in par value, or from par value to no par value, or from no par value to par value, or (B) as a result of a subdivision or combination, or

(2)	a consolidation, merger or combination of the Company with another Person, or

(3)	a sale, lease or other transfer to another Person of all or substantially all of the consolidated assets of the Company and its Subsidiaries. For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all the assets of one or more of the Company’s Subsidiaries, the capital stock of which constitute all or substantially all the assets of the Company to a Person other than the Company or any Subsidiary of the Company, shall be deemed to be the transfer of all or substantially all the assets of the Company; or

(4)	any statutory share exchange of the Company with another Person, in each case as a result of which holders of Common Stock are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for Common Stock, the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that from and after the effective date of such Business Combination, upon conversion of Securities, the settlement in accordance with the provisions of Section 4.12 shall be based on, and each share of Common Stock deliverable in respect of any such settlement shall consist of, the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) which holders of Common Stock are entitled to receive in respect of each share of Common Stock upon such Business Combination. In the event holders of Common Stock have the opportunity to elect the form of consideration to be received in such Business Combination, the Company shall make adequate provision whereby the Holders of the Securities shall have a reasonable opportunity to determine the form of consideration into which all of the Securities, treated as a single class, shall be convertible from and after the effective date of such Business Combination. Such determination shall be (i) based on the weighted average of elections made by Holders of the Securities who participate in such determination, (ii) subject to any limitations to which all of the holders of the Common Stock are subject, such as pro rata reductions applicable to any portion of the consideration payable in such Business Combination and (iii) conducted in such a manner as to be completed by the date which is the earlier of (a) the deadline for elections to be made by stockholders of the Company, and (b) two Scheduled Trading Days prior to the anticipated effective date of the Business Combination. The Company shall provide notice of the opportunity to determine the form of such consideration, as well as notice of the determination made by Holders of the Securities (and the weighted average of elections), by issuing a press release or providing other notice deemed appropriate by the Company, and by providing a copy of such notice to the Trustee. In the event the effective date of the Business Combination is delayed more than 10 days beyond the initially anticipated effective date, Holders of the Securities shall be given the opportunity to make subsequent similar determinations in regard to such delayed effective date. Such supplemental indenture shall provide for adjustments of the Conversion Rate and other appropriate numerical thresholds which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article 4. If, in the case of any such Business Combination, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such Business Combination, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the repurchase rights set forth in Article 3 hereof. The Company shall not become a party to any Business Combination unless its terms are materially consistent with the provisions of this Section 4.10. The above provisions of this Section 4.10 shall similarly apply to successive Business Combinations. None of the provisions of this Section 4.10 shall affect the right of a Holder of Securities to convert its Securities in accordance with the provisions of this Article 4 prior to the effective date of a Business Combination.
     If this Section 4.10(a) applies to any event or occurrence, Section 4.06 hereof shall not apply.
     (b) In the event the Company shall execute a supplemental indenture pursuant to this Section 4.10, the Company shall promptly file with the Trustee (1) an Officers’ Certificate briefly stating the reasons therefore and that all conditions precedent have been complied with and (2) an Opinion of Counsel to the effect that all conditions precedent thereto and hereunder have been complied with and that the execution and delivery of the Supplemental Indenture is authorized or permitted under the Indenture, and shall promptly mail notice of the execution of such supplemental indenture to all Holders. Failure to mail such notice or any defect therein shall not affect the validity of such transaction and such supplemental indenture.
     Section 4.11. Trustee’s Disclaimer.
     (a) The Trustee shall have no duty to determine when an adjustment under this Article 4 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers’ Certificate and Opinion of Counsel, including the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.08. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article 4, including, without limitation, whether or not a supplemental indenture is required to be executed.
     (b) The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 4.10, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers’ Certificate and Opinion of Counsel, with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.10.
     Section 4.12. Settlement Upon Conversion.
     (a) Holders surrendering Securities for conversion shall be entitled to receive, for each $1,000 principal amount of Securities surrendered for conversion: (A) a number of shares of Common Stock (the “Principal Shares”) equal to the sum of the Daily Principal Share Amounts for each of the 50 consecutive Trading Days in the Conversion Reference Period, and (B) a number of shares of Common Stock (the “Remaining Shares”) equal to the sum of the Daily Remaining Share Amounts for each of the 50 consecutive Trading Days in the Conversion Reference Period, in each case appropriately adjusted to reflect events occurring during the Conversion Reference Period that would result in an adjustment to the Conversion Rate in accordance with the provisions of Section 4.06. The Company will deliver such cash and any shares of Common Stock, together with any cash payable for fractional shares, to such Holder in accordance with Section 4.02(a).
     (b) For the purposes of Sections 4.12(a), in the event that any of Daily Principal Share Amounts, Daily Remaining Share Amounts or Volume Weighted Average Price is not calculable for all portions of the Conversion Reference Period, the Company’s Board of Directors shall in good faith determine the values necessary to calculate the Daily Principal Share Amounts, Daily Remaining Share Amounts and Volume Weighted Average Price (which calculations shall be evidenced by an Officers’ Certificate delivered to the Trustee).
     Section 4.13. Certain Conversions.
     Notwithstanding anything to the contrary in this Article 4, in the event of a Fundamental Change in which the consideration is comprised entirely of cash, the consideration to be paid upon conversion will be calculated based solely on the amount of cash which holders of the Company’s Common Stock are entitled to receive in respect of each share of Common Stock upon such Fundamental Change. In such event, the Company will pay the Holders in cash, as promptly as practicable but in any event not later than the third Trading Day following the surrender of the Securities for conversion.
ARTICLE 5
COVENANTS
     Section 5.01. Payment of Securities.
     (a) The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. A payment of principal or interest shall be considered paid on the date it is due if the Paying Agent (other than the Company) (or if the Company is the Paying Agent, the segregated account or separate trust fund maintained by the Company pursuant to Section 2.04) holds by 10:00 a.m., New York City time, on that date money, deposited by or on behalf of the Company sufficient to make the payment.

Accrued and unpaid interest on any Security that is payable (whether or not punctually paid or duly provided for) on any Interest Payment Date shall be paid to the Person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. The Company shall, to the fullest extent permitted by law, pay interest in immediately available funds on overdue principal and interest at the annual rate borne by the Securities compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the day preceding the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.
     (b) Payment of the principal of and interest, if any, on the Securities shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (which shall initially be the Corporate Trust Office of the Trustee) in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest on any Certificated Securities having an aggregate principal amount of $5,000,000 or less may be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided further that a Holder of a Certificated Security having an aggregate principal amount of more than $5,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Trustee at least 10 Business Days prior to the payment date. Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder. In the case of a permanent Global Security, interest payable on any applicable payment date will be paid to the Depositary, with respect to that portion of such permanent Global Security held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such permanent Global Security to the accounts of the beneficial owners thereof.
     Section 5.02. Reports by Company.
     (a) The Company shall file with the Trustee, within 15 days after it files them with the SEC, copies of all annual reports, quarterly reports and other documents that the Company files with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; provided that any such reports and documents filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or EDGAR) shall be deemed to be filed with the Trustee. In the event the Company is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the Trustee all reports, if any, required by the provisions of TIA Section 314(a).
     (b) Delivery of such reports and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Trustee may assume that any reports required to be filed under subsection (a) above have been filed with the SEC and shall have no obligation to verify any such filing.

     Section 5.03. Compliance Certificates.
     The Company shall deliver to the Trustee, within one hundred twenty (120) days after the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2007), an Officers’ Certificate as to the signer’s knowledge of the Company’s compliance with all conditions and covenants on its part contained in this Indenture and stating whether or not the signer knows of any Default or Event of Default. If such signer knows of such a Default or Event of Default, the Officer’s Certificate shall describe the Default or Event of Default and the efforts to remedy the same. For the purposes of this Section 5.03, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.
     The Company shall, so long as any of the Securities are outstanding, deliver to a Responsible Officer of the Trustee, forthwith (and in any event within five Business Days) upon any Officer of the Company becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default.
     Section 5.04. Further Instruments and Acts.
     Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.
     Section 5.05. Maintenance of Corporate Existence.
     Subject to Article 6, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.
     Section 5.06. Rule 144A Information Requirement.
     During the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, upon the request of any Holder or beneficial holder of the Securities, make available to such Holder or beneficial holder of Securities or any Common Stock issued upon conversion thereof which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of Securities or such Common Stock designated by such Holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act and it will take such further action as any Holder or beneficial holder of such Securities or such Common Stock may reasonably request, all to the extent required from time to time to enable such Holder or beneficial holder to sell its Securities or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time. Whether a person is a beneficial holder shall be determined by the Company.

     Section 5.07. Stay, Extension And Usury Laws.
     The Company covenants (to the extent that they may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or accrued but unpaid interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
     Section 5.08. Payment of Additional Interest.
     If Additional Interest is payable by the Company pursuant to the Registration Rights Agreement, the Company shall promptly deliver to the Trustee an Officers’ Certificate to that effect stating (i) the amount of such Additional Interest that is payable, (ii) the reason why such Additional Interest is payable and (iii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to such Additional Interest, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.
     Section 5.09. No Layering of Indebtedness
     Neither the Company nor the Guarantor shall incur, create, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of the Company or the Guarantor and senior in right of payment to the Securities or the Guarantee. For purposes of the foregoing, for the avoidance of doubt, no Indebtedness shall be deemed to be subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured or secured by a junior priority lien or by virtue of the fact that the holders of such Indebtedness have entered into intercreditor agreements or other arrangements giving one or more of such holders priority over the other holders in the collateral held by them.
     Section 5.10. Maintenance of Office or Agency.
     The Company shall maintain an office or agency where Securities may be presented or surrendered for payment. The Company also will maintain an office or agency where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of the Trustee, at its Corporate Trust Office, will be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of the location and any change in the location of any such offices or agencies. If at any time the Company shall fail to maintain any such required offices or agencies or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the office of the Trustee and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
     The Company may from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such office or agency.
ARTICLE 6
CONSOLIDATION; MERGER; SALE OF ASSETS
     Section 6.01. Company and Guarantor May Consolidate, Etc., Only on Certain Terms.
     (a) Neither the Company nor the Guarantor shall consolidate with or merge into any Person, and neither the Company nor the Guarantor shall convey, transfer or lease all or substantially all of the properties and assets of the Company or the Guarantor as an entity to any Person in a single transaction or series of related transactions, unless:
(1)	the resulting, surviving or transferee Person is a corporation or limited liability company organized and existing under the laws of the United States, any state thereof or the District of Columbia, and such corporation or limited liability company (if other than the Company or the Guarantor, as the case may be,) assumes all of the obligations under the Securities and this Indenture of the Company or the Guarantor, as the case may be;

(2)	after giving effect to the transaction no Default or Event of Default shall have occurred and be continuing;

(3)	if neither the Company nor the Guarantor, as the case may be, will be the resulting or surviving Person, the Company or the Guarantor, as the case may be, shall have, at or prior to the effective date of such consolidation or merger or sale, conveyance, assignment, transfer, lease or other disposition, delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer complies with this Article 6.01 and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article, and that all conditions precedent herein provided for relating to such transaction have been complied with.
     Section 6.02. Successor Substituted.
     Upon any consolidation of the Company or the Guarantor with, or merger of the Company or the Guarantor into, any other Person or any conveyance, transfer or lease of all or substantially all of the assets of the Company or the Guarantor, in accordance with Section 6.01, the successor Person formed by such consolidation or into which the Company or the Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Guarantor, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Company or the Guarantor, as the case may be, herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.
ARTICLE 7
DEFAULT AND REMEDIES
     Section 7.01. Events of Default.
     (a) An “Event of Default” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
(1)	a default by the Company in the payment of the principal amount or Fundamental Change Purchase Price of any Security when the same becomes due and payable whether at the Final Maturity Date, upon purchase, acceleration or otherwise; or

(2)	a default by the Company in the payment of any interest (including Additional Interest) under the Securities, which default continues for 30 days after the date when due; or

(3)	a default by the Company in the delivery when due of shares of Common Stock deliverable upon conversion of the Securities, which default continues for 15 days; or

(4)	failure by the Company to provide an Issuer Fundamental Change Notice within the time required to provide such notice as set forth in Section 3.01(b) hereof; or

(5)	the failure by the Company to perform or observe any other term, covenant or agreement contained in the Securities or this Indenture and the continuance of such failure for a period of 60 days after receipt by the Company of a Notice of Default specifying such failure; or

(6)	default by the Company in the payment of principal by the end of any applicable grace period or resulting in acceleration of other Indebtedness of the Company for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $25 million and such acceleration has not been rescinded or annulled or such other Indebtedness has not been repaid within a period of 30 days after receipt by the Company of a Notice of Default specifying the default, provided that if any such default is cured, waived, rescinded or annulled, then the Event of Default by reason thereof would not be deemed to have occurred;

(7)	the Guarantee for any reason ceases to be, or for any reason is asserted in writing by the Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by this Indenture and the Guarantee; or

(8)	a court having jurisdiction in the premises enters (x) a decree or order for relief in respect of the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding under any applicable Bankruptcy Law or (y) a decree or order adjudging the Company, the Guarantor or any of the Company’s other Significant Subsidiaries a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, the Guarantor or any of the Company’s other Significant Subsidiaries under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, the Guarantor or any of the Company’s other Significant Subsidiaries or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

(9)	(i) the Company, the Guarantor or any of the Company’s other Significant Subsidiaries commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated a bankrupt or insolvent; or
     (ii) the Company, the Guarantor or any of the Company’s other Significant Subsidiaries consents to the entry of a decree or order for relief in respect of the Company, the Guarantor or any of the Company’s other Significant Subsidiaries in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, the Guarantor or any of the Company’s other Significant Subsidiaries; or
     (iii) the Company, the Guarantor or any of the Company’s other Significant Subsidiaries files a petition or answer or consent seeking reorganization or relief under any applicable Bankruptcy Law; or
     (iv) the Company, the Guarantor or any of the Company’s other Significant Subsidiaries consents to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company, the Guarantor or any of the Company’s other Significant Subsidiaries or of any substantial part of their property; or

     (v) the Company, the Guarantor or any of the Company’s other Significant Subsidiaries makes an assignment for the benefit of creditors; or
     (vi) the Company, the Guarantor or any of the Company’s other Significant Subsidiaries admits in writing its inability to pay its debts generally as they become due; or
     (vii) the Company, the Guarantor or any of the Company’s other Significant Subsidiaries takes corporate action in furtherance of any such action described in this Section 7.01(a)(9).
     (b) Notwithstanding Section 7.01(a) no Event of Default under clauses (5) or (6) of Section 7.01(a) shall occur until the Trustee notifies the Company in writing, or the Holders of at least 25% in aggregate principal amount of the Securities then Outstanding notify the Company and the Trustee in writing, of the Default (a “Notice of Default”), and the Company does not cure the Default within the time specified in clauses (5) or (6), respectively, of Section 7.01(a), or obtain a waiver, after receipt of such notice. A notice given pursuant to this Section 7.01 shall be given by registered or certified mail, must specify the Default, demand that it be remedied and state that the notice is a Notice of Default. When any Default under this Section 7.01 is cured, it ceases.
     Section 7.02. Acceleration.
     If an Event of Default (other than an Event of Default specified in clause (8) or (9) of Section 7.01(a)) shall occur and be continuing with respect to this Indenture, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding may, and the Trustee at the request of such Holders shall, declare all unpaid principal of and accrued and unpaid interest through the date of such declaration on all Securities to be immediately due and payable, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Securities). Upon any such declaration, such principal and interest shall become due and payable immediately. If an Event of Default specified in clause (8) or (9) of Section 7.01(a) occurs and is continuing, then all the Securities shall ipso facto become and be due and payable immediately in an amount equal to the principal amount of the Securities, together with accrued and unpaid interest, if any, to the date the Securities become due and payable, without any declaration or other act on the part of the Trustee or any Holder. Thereupon, the Trustee may, at its discretion, proceed to protect and enforce the rights of the Holders of the Securities by appropriate judicial proceedings. In the event of any acceleration of the Securities because of an Event of Default, unless the full amount in respect of all Senior Debt is paid in cash or other form of payment satisfactory to the holders of Senior Debt, no payment shall be made by the Company with respect to the principal of, or interest (including Additional Interest, if any) on the Securities or to acquire any of the Securities, and the Company shall give prompt written notice of such acceleration to such holders of Senior Debt.
     After a declaration of acceleration with respect to the Securities, but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Securities

Outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:
     (a) the Company has paid or deposited with the Trustee a sum sufficient to pay
(1)	all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

(2)	all overdue interest on all Outstanding Securities,

(3)	the principal of any Outstanding Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities, and

(4)	to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities;
     (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and
     (c) all Events of Default, other than the non-payment of principal of and interest on the Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 7.13. No such rescission shall affect any subsequent Default or impair any right consequent thereon.
     Notwithstanding the foregoing, to the extent elected by the Company, the sole remedy for an Event of Default relating to the failure by the Company to comply with the provisions of Section 5.02 of this Indenture shall, for the first 60 days after the occurrence of such an Event of Default, consist exclusively of the right to receive special interest (“Special Interest”) on the Securities at an annual rate equal to 0.25% of the principal amount of the Securities. Such Special Interest shall be paid semi-annually in arrears, with the first semi-annual payment due on the first Interest Payment Date following the date on which such Special Interest began to accrue on the Securities. Special Interest shall accrue on all Outstanding Securities from and including the date on which an Event of Default relating to a failure to comply with the provisions of Section 5.02 shall first occur to but not including the 60th day thereafter (or such earlier date on which such Event of Default shall have been cured or waived). On such 60th day (or earlier, if the Event of Default relating to the failure to comply with Section 5.02 is cured or waived prior to such 60th day), such Special Interest shall cease to accrue and, if the Event of Default relating to the failure to comply with Section 5.02 shall not have been cured or waived prior to such 60th day, the Securities shall be subject to acceleration as provided in this Section 7.02. The provisions of this paragraph shall not affect the rights of holders in the event of the occurrence of any other Event of Default. In the event the Company shall not elect to pay Special Interest upon an Event of Default resulting from the failure of the Company to comply with the provisions of Section 5.02, the Securities shall be subject to acceleration as provided above in this Section 7.02.

     If the Company shall elect to pay Special Interest in connection with an Event of Default relating to its failure to comply with the requirements of Section 5.02, (1) the Company shall notify all Holders and the Trustee and Paying Agent in writing of such election on or before the close of business on the date on which such Event of Default shall first occur, and (2) all references herein to interest accrued or payable as of any date shall include any Special Interest accrued or payable as of such date as provided in this Section 7.02.
     Section 7.03. Collection of Indebtedness and Suits for Enforcement by Trustee.
     The Company covenants that if:
     (a) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or
     (b) default is made in the payment of the principal of any Security at the Stated Maturity thereof, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest, with interest upon the overdue principal and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by the Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.
     If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy, subject however to Section 7.12. No recovery of any such judgment upon any property of the Company shall affect or impair any rights, powers or remedies of the Trustee or the Holders.
     Section 7.04. Trustee May File Proofs of Claim.
     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,
     (a) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and
     (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07.
     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     Section 7.05. Trustee May Enforce Claims Without Possession of Securities.
     All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.
     Section 7.06. Application of Money Collected.
     Any money collected by the Trustee pursuant to this Article 7 or otherwise on behalf of the Holders or the Trustee pursuant to this Article 7 or through any proceeding or any arrangement or restructuring in anticipation or in lieu of any proceeding contemplated by this Article 7 shall be applied, subject to applicable law, in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
     FIRST: To the payment of all amounts due the Trustee under Section 8.07;

     SECOND: To the payment of the amounts then due and unpaid upon the Securities for principal and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest; and
     THIRD: The balance, if any, to the Company, provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.
     Section 7.07. Limitation on Suits.
     No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Securities, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless
     (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;
     (b) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as trustee hereunder;
     (c) such Holder or Holders have offered to the Trustee an indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;
     (d) the Trustee for 60 days after its receipt of such notice, request and offer (and if requested, provision) of indemnity has failed to institute any such proceeding; and
     (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities;
it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Security to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture or any Security, except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).
     Section 7.08. Unconditional Right of Holders to Receive Payment and to Convert.
     Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal amount, interest, Fundamental Change Purchase Price, if any, Additional Interest, if any, or Special Interest, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities and this Indenture (whether upon repurchase or otherwise), and to convert such Security in accordance with Article 4, and to bring suit for the enforcement of any such payment on or after such respective due dates or for the right to convert in accordance with Article 4, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.
     Section 7.09. Restoration of Rights and Remedies.
     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, any other obligor on the Securities, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
     Section 7.10. Rights and Remedies Cumulative.
     No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
     Section 7.11. Delay or Omission Not Waiver.
     No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 7 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
     Section 7.12. Control by Holders.
     The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that:
     (a) such direction shall not be in conflict with any rule of law or with this Indenture, expose the Trustee to personal liability, or be unduly prejudicial to Holders not joining therein; and
     (b) subject to the provisions of Section 315 of the TIA, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     Section 7.13. Waiver of Past Defaults.
     Subject to Sections 7.08, the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except an uncured Default or Event of Default in the payment of the principal of or any accrued but unpaid interest on any Security, an uncured failure by the Company to convert any Securities into Common Stock and cash, as applicable, or any Default or Event of Default in respect of any provision of this Indenture or the Securities which, under Section 10.02, cannot be modified or amended without the consent of the Holder of each Security affected. When a Default or Event of Default is waived, it is cured and ceases to exist.
     Section 7.14. Undertaking for Costs.
     All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on, any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of purchase pursuant to Article 3 hereof, on the Fundamental Change Purchase Date).
     Section 7.15. Remedies Subject to Applicable Law.
     All rights, remedies and powers provided by this Article 7 may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law in the premises, and all the provisions of this Indenture are intended to be subject to all applicable mandatory provisions of law which may be controlling in the premises and to be limited to the extent necessary so that they will not render this Indenture invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law.
ARTICLE 8
TRUSTEE
     Section 8.01. Duties of Trustee.
     Subject to the provisions of TIA Sections 315(a) through 315(d):
     (a) if a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs;
     (b) except during the continuance of a Default or an Event of Default:
(1)	the Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture that are adverse to the Trustee; and

(2)	in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture;
     (c) the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(1)	this clause (c) does not limit the effect of clause (b) of this Section 8.01;

(2)	the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)	the Trustee shall not be liable with respect to any action it takes or omits to take in good faith, in accordance with a direction of the Holders of a majority in principal amount of Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture;
     (d) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;
     (e) whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to clauses (a), (b), (c) and (d) and (f) of this Section 8.01; and
     (f) the Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

     Section 8.02. Notice of Default.
     Within 90 days after a Responsible Officer of the Trustee receives written notice of the occurrence of any Default, the Trustee shall transmit by mail to all Holders and any other Persons entitled to receive reports pursuant to Section 313(c) of the TIA, as their names and addresses appear in the Security Register, notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of or interest on any Security or the failure to deliver amounts owing upon conversion of a Security in accordance with the provisions of Article 4, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.
     Section 8.03. Certain Rights of Trustee.
     Subject to the provisions of Section 8.01 hereof and TIA Sections 315(a) through 315(d):
     (a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon receipt by it of any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Company’s Board of Directors may be sufficiently evidenced by a Board Resolution;
     (c) the Trustee may consult with counsel of its selection and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;
     (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
     (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture other than any liabilities arising out of the negligence, bad faith or willful misconduct of the Trustee;
     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document but the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may deem fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no additional liability of any kind by reason of such inquiry or investigation;
     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
     (h) the Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Securities unless either (i) a Responsible Officer of the Trustee shall have actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or by any Holder of Securities;
     (i) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;
     (j) the permissive rights of the Trustee enumerated herein shall not be construed as duties of the Trustee;
     (k) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;
     (l) (l) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss or profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;
     (m) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and
     (n) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
     Section 8.04. Trustee Not Responsible for Recitals, Dispositions of Securities or Application of Proceeds Thereof.
     The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in any Statement of Eligibility and Qualification on Form T-1 to be supplied to the Company will be true and accurate subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.
     Section 8.05. Trustee and Agents May Hold Securities; Collections; etc.
     The Trustee, any Paying Agent, Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities, with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent and, subject to TIA Sections 310 and 311, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent.
     Section 8.06. Money Held in Trust.
     All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law.
     Section 8.07. Compensation and Indemnification of Trustee and Its Prior Claim.
     The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation as the parties shall agree in writing from time to time for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as shall be determined to have been caused by its own negligence, bad faith or willful misconduct. The Company also covenants and agrees to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any claim, loss, liability, damage, tax, assessment or other governmental charge (other than taxes applicable to the Trustee’s compensation hereunder) (including the reasonable compensation and disbursements of its agents and counsel) or expense incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including enforcement of this Section 8.07 and the costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligations of the Company under this Section 8.07 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for reasonable expenses, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee and each predecessor Trustee. Without limiting any rights available to the Trustee under applicable law, and in addition to and without prejudice to its rights hereunder, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 7.01(8) or (9), the expended, including the reasonable charges and expenses of its counsel and the compensation for services payable pursuant to Section 8.07, are intended to constitute expenses of administration under any applicable Bankruptcy Law, insolvency or similar laws. To secure the Company’s payment obligations in this Section 8.07, the Trustee shall have a prior claim to Holders of Securities on all money or property held or collected by the Trustee other than money or property held in trust for the benefit of the Holders of particular Securities.
     Section 8.08. Conflicting Interests.
     The Trustee shall comply with the provisions of Section 310(b) of the TIA.
     Section 8.09. Trustee Eligibility.
     There shall at all times be a Trustee hereunder which shall be eligible to act as trustee under TIA Section 310(a) and which shall have a combined capital and surplus of at least $100,000,000, to the extent there is an institution eligible and willing to serve. If the Trustee does not have a Corporate Trust Office in The City of New York, the Trustee may appoint an agent in The City of New York reasonably acceptable to the Company to conduct any activities which the Trustee may be required under this Indenture to conduct in The City of New York. If such Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 8.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.09, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article 8.
     Section 8.10. Resignation and Removal; Appointment of Successor Trustee.
     (a) No resignation or removal of the Trustee and no appointment of a successor trustee pursuant to this Article 8 shall become effective until the acceptance of appointment by the successor trustee under Section 8.11.
     (b) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign by giving written notice thereof to the Company no later than 20 Business Days prior to the proposed date of resignation. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument executed by authority of the Board of Directors of the Company, a copy of which shall be delivered to the resigning Trustee and a copy to the successor trustee. If an instrument of acceptance by a successor trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, at the expense of the Company, or any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee.
Such court may thereupon, after such notice, if any, as it may deem proper, appoint and prescribe a successor trustee.

     (c) The Trustee may be removed at any time by an Act of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, delivered in writing to the Trustee and to the Company.
     (d) If at any time:
(1)	the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months,

(2)	the Trustee shall cease to be eligible under Section 8.09 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(3)	the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 7.14, the Holder of any Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.
     (e) If the Trustee shall be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor trustee and shall comply with the applicable requirements of Section 8.11. If, within 60 days after such removal or incapability, or the occurrence of such vacancy, the Company has not appointed a successor Trustee, a successor trustee shall be appointed by the Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee. Such successor trustee so appointed shall forthwith upon its acceptance of such appointment become the successor trustee. If no successor trustee shall have been so appointed by the Company or the Holders of the Securities and accepted appointment in the manner hereinafter provided, the Trustee or the Holder of any Security who has been a bona fide Holder for at least six months may, subject to Section 7.14, on behalf of himself and all others similarly situated, petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor trustee.
     (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities as their names and addresses appear in the register of the Registrar. Each notice shall include the name of the successor trustee and the address of its Corporate Trust Office or agent hereunder.

     Section 8.11. Acceptance of Appointment by Successor.
     (a) Every successor trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee as if originally named as Trustee hereunder; but, nevertheless, on the written request of the Company or the successor trustee, upon payment of its charges pursuant to Section 8.07 then unpaid, such retiring Trustee shall pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.
     (b) No successor trustee with respect to the Securities shall accept appointment as provided in this Section 8.11 unless at the time of such acceptance such successor trustee shall be eligible to act as trustee under the provisions of TIA Section 310(a) and this Article 8 and shall have a combined capital and surplus of at least $100,000,000 and have a Corporate Trust Office or an agent selected in accordance with Section 8.09.
     (c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all applicable rights, powers, and trusts referred to in the preceding paragraphs of this Section 8.11.
     (d) Upon acceptance of appointment by any successor trustee as provided in this Section 8.11, the Company shall give notice thereof to the Holders of the Securities, by mailing such notice to such Holders at their addresses as they shall appear on the Security Register. If the acceptance of appointment is substantially contemporaneous with the appointment, then the notice called for by the preceding sentence may be combined with the notice called for by Section 8.10. If the Company fails to give such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Company.
     Section 8.12. Merger, Conversion, Consolidation or Succession to Business.
     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including the trust created by this Indenture) shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under TIA Section 310(a) and this Article 8 and shall have a combined capital and surplus of at least $100,000,000 and have a Corporate Trust Office or an agent selected in accordance with Section 8.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

     In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor trustee, and in all such cases such certificate shall have full effect under this Indenture; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
     Section 8.13. Preferential Collection of Claims Against Company.
     If and when the Trustee shall be or become a creditor of the Company (or other obligor under the Securities), the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against the Company (or any such other obligor). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.
     Section 8.14. Reports By Trustee.
     (a) Within 60 days after January 15 of each year commencing with the first January 15 after the issuance of Securities, the Trustee, if so required under the TIA, shall transmit by mail to all Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such January 15 in accordance with and with respect to the matters required by TIA Section 313(a). The Trustee shall also transmit by mail to all Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report in accordance with and with respect to the matters required by TIA Section 313(b)(2).
     (b) A copy of each report transmitted to Holders pursuant to this Section 8.14 shall, at the time of such transmission, be mailed to the Company and filed with each national securities exchange, if any, upon which the Securities are listed and also with the SEC. The Company will notify the Trustee promptly if the Securities are listed on any national securities exchange.
     Section 8.15. Appointment of Authenticating Agent
           The Trustee may appoint an Authenticating Agent or Agents with respect to the Securities which will be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, or registration of transfer, or pursuant to Section 2.07, and Securities so authenticated will be entitled to the benefits of this Indenture and will be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference will be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof, or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $100,000,000 and subject to supervision or examination by Federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 8.15, the combined capital and surplus of such Authenticating Agent will be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.15, such Authenticating Agent will resign immediately in the manner and with the effect specified in this Section 8.15.
           Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion, or consolidation to which such Authenticating Agent may be a party, or any corporation succeeding to all or substantially all the corporate agency or corporate trust business of an Authenticating Agent, will continue to be an Authenticating Agent, provided such corporation is otherwise eligible under this Section 8.15, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.
           An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions this Section 8.15, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and will mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of the Securities, as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder will become vested with all the rights, powers, and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent will be appointed unless eligible under the provisions of this Section 8.15.
           The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 8.15 as agreed in writing by the Company.
           If an appointment is made pursuant to this Section 8.15, the Securities may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative form of certificate of authentication in the following form:
     This is one of the Securities therein referred to in the within mentioned Indenture.

The Bank of New York, as Trustee
Dated:	By:
As Authenticating Agent

By:
Authorized Signatory

ARTICLE 9
SATISFACTION AND DISCHARGE OF INDENTURE
     Section 9.01. Satisfaction and Discharge of Indenture.
     This Indenture shall cease to be of further force and effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities herein expressly provided for and except as further provided below), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when either:
(1)	all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.08 and (ii) Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 2.04) have been delivered to the Trustee for cancellation; or

(2)	all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable, whether on the Final Maturity Date or a Fundamental Change Purchase Date, upon conversion or otherwise, provided, that
     (i) the Company has deposited with the Trustee, or the Paying Agent (other than the Company or any of its Affiliates) immediately available funds or immediately available funds and shares of Common Stock, in trust for the purpose of and in an amount sufficient to pay and discharge all indebtedness and obligations related to such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest (including Additional Interest, if any) to the date of such deposit or for the payment of amounts due upon conversion;
     (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and
     (iii) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with.
     (b) Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company with respect to the Trustee under Section 8.07 and, if money shall have been deposited with the Trustee pursuant to clause (2) of Section 9.01(a), the provisions of Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.13 and 5.01 and this Article 9 shall survive such satisfaction and discharge until the Securities have been paid in full.

     Section 9.02. Application of Trust Money.
     Subject to the provisions of the last paragraph of Section 2.04, all United States dollars deposited with the Trustee pursuant to Section 9.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of and interest on, the Securities for whose payment such United States dollars have been deposited with the Trustee.
     Section 9.03. Reinstatement.
     If the Trustee, any Paying Agent or any Conversion Agent is unable to apply any money in accordance with Section 9.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.01 until such time as the Trustee, such Paying Agent or such Conversion Agent is permitted to apply all such money in accordance with Section 9.02; provided, however, that if the Company has made any payment of the principal of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money held by the Trustee, such Paying Agent or such Conversion Agent.
ARTICLE 10
AMENDMENTS; SUPPLEMENTS AND WAIVERS
     Section 10.01. Without Consent of Holders.
     (a) The Company, the Guarantor and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Holder of a Security for the purpose of:
(1)	evidencing a successor to the Company or the Guarantor and the assumption by that successor of the Company’s or such Guarantor’s obligations under this Indenture, the Securities and the Guarantee;

(2)	adding to the Company’s covenants for the benefit of the Holders or surrendering any right or power conferred upon the Company;

(3)	securing the Company’s obligations in respect of the Securities;

(4)	evidencing and providing for the acceptance of the appointment of a successor trustee in accordance with Article 8;

(5)	complying with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA, as contemplated by this Indenture or otherwise;

(6)	providing for conversion rights of Holders if any reclassification or change of Common Stock or any consolidation, merger or sale of all or substantially all of the Company’s or any of the Guarantor’s property and assets occurs or otherwise complying with the provisions of this Indenture in the event of a merger, consolidation or transfer of assets (including the provisions of Section 4.10 and Article 6);

(7)	adding guarantees with respect to the Securities;

(8)	increasing the Conversion Rate in accordance with the terms of the Securities;

(9)	curing any ambiguity, omission or inconsistency in this Indenture, the Securities or the Guarantee or correcting or supplementing any defective provision contained in this Indenture, the Securities or the Guarantee;

(10)	making any change that will not adversely affect the interests of the Holders in any material respect.
     Section 10.02. With Consent of Holders.
     (a) The Company, the Guarantor and the Trustee may amend or supplement this Indenture and the Securities with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Securities. However, without the written consent of each Holder affected, an amendment or supplement may not:
(1)	alter the manner of calculation or rate of accrual of interest on any Security, reduce the rate of interest on any Security or extend the time of payment of any installment of interest on any Security;

(2)	change the Stated Maturity of the principal of any Security;

(3)	make any of the Securities payable in money or securities other than that stated in the Securities;

(4)	reduce the principal amount or Fundamental Change Purchase Price payable with respect to any of the Securities;

(5)	make any change that adversely affects the rights of a Holder to convert any of the Securities in any material respect;

(6)	make any change that adversely affects the rights of Holders to require the Company to purchase Securities at the option of Holders in any material respect;

(7)	change the provisions in this Indenture that relate to modifying or amending this Indenture or waiving any past Default, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the Holder of such Security; or

(8)	impair the right to institute suit for the enforcement of any payment on or with respect to any Security or with respect to the conversion of any Security.
     (b) Without limiting the provisions of Section 10.02(a) hereof, the Holders of a majority in aggregate principal amount of the Securities then outstanding may, on behalf of all the Holders of all Securities, (i) waive compliance by the Company with the restrictive provisions of this Indenture, and (ii) waive any past Default or Event of Default under this Indenture and its consequences, except an uncured failure to pay when due the principal amount, accrued and unpaid interest, or the Fundamental Change Purchase Price, if any and as applicable, or to deliver amounts due upon conversion, with respect to the Securities, or in respect of any provision which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Security affected.
     (c) Upon the written request of the Company accompanied by a copy of Board Resolutions authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of written evidence of the consent of Holders as aforesaid, if required, the Trustee shall join with the Company in the execution of such supplemental indenture.
     (d) It shall not be necessary for any Act of Holders under this Section 10.02 to approve the particular form of any proposed supplemental indenture but it shall be sufficient if such Act shall approve the substance thereof.
     Section 10.03. Execution of Supplemental Indentures and Agreements.
     In executing, or accepting the additional trusts created by, any supplemental indenture, agreement, instrument or waiver permitted by this Article 10 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with, in addition to the documents required by Section 13.04, and (subject to TIA Sections 315(a) through 315(d) and Section 8.03(a) hereof) shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate stating that the execution of such supplemental indenture, agreement or instrument is authorized or permitted by this Indenture and that all conditions precedent herein provided for relating to such action have been complied with. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture, agreement or instrument which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
     Section 10.04. Effect of Supplemental Indentures.
     Upon the execution of any supplemental indenture under this Article 10, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

     Section 10.05. Conformity with Trust Indenture Act.
     Every supplemental indenture executed pursuant to this Article 10 shall conform to the requirements of the TIA as then in effect.
     Section 10.06. Reference in Securities to Supplemental Indentures.
     Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 10 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company’s Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.
     Section 10.07. Notice of Supplemental Indentures.
     Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 10.02, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 13.02, setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.
ARTICLE 11
SUBORDINATION OF SECURITIES
     Section 11.01. Securities Subordinate to Senior Debt.
     The Company covenants and agrees, and each Holder of a Security, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the payment of the Indenture Obligations are hereby expressly made subordinate and junior and subject in right of payment as provided in this Article to the prior payment in full in cash (or as otherwise agreed to by the holders of Senior Debt) of all Senior Debt.
     This Article 11 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold Senior Debt; and such provisions are made for the benefit of the holders of Senior Debt; and such holders are made obligees hereunder and they or each of them may enforce directly such provisions.
     Section 11.02. Payment Over of Proceeds Upon Dissolution, etc.
     (a) In the event of (1) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or its assets, or (2) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary, or whether or not involving insolvency or bankruptcy, or (3) any assignment for the benefit of creditors or any other marshaling of assets or liabilities of the Company, then and in any such event all amounts due or to become due on or in respect of the Senior Debt shall first be paid in full in cash (or as otherwise agreed to by the holders of Senior Debt) before the Holders of the Securities are entitled to receive any payment or distribution of any kind or character (excluding Permitted Junior Payments) on account of the Indenture Obligations or on account of the purchase, redemption or other acquisition of, or in respect of, the Indenture Obligations (other than amounts previously set aside with the Trustee, or payments previously made or set aside, in either case, pursuant to the provisions of Section 9.01 of this Indenture); and
     (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than Permitted Junior Payments), by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Debt or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Debt held or represented by each, to the extent necessary to make payment in full in cash (or as otherwise agreed to by the holders of Senior Debt), of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.
     The consolidation of the Company with, or the merger of the Company with or into, another Person or the liquidation or dissolution of the Company following the sale, assignment, conveyance, transfer, lease or other disposal of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article 6 shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this Section if the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by sale, assignment, conveyance, transfer, lease or other disposal of such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposal, comply with the conditions set forth in Article 6.
     Section 11.03. Suspension of Payment When Designated Senior Debt in Default.
     (a) Unless Section 11.02 shall be applicable, upon the occurrence and during the continuance of any default in the payment of any Designated Senior Debt (whether upon maturity, mandatory prepayment, acceleration or otherwise) beyond any applicable grace period (a “Payment Default”), no payment (other than amounts previously set aside with the Trustee or payments previously made, in either case, pursuant to Section 9.01 of this Indenture) or distribution of any assets of the Company or of any of the assets of the Company’s Subsidiaries of any kind or character (excluding Permitted Junior Payments) may be made by the Company or any Subsidiary on account of the Indenture Obligations, or on account of the purchase, redemption, or other acquisition of or in respect of, the Indenture Obligations unless and until such Payment Default shall have been cured or waived or shall have ceased to exist or such Designated Senior Debt shall have been discharged or paid in full in cash or as otherwise agreed to by the holders of Designated Senior Debt, after which the Company shall (subject to the other provisions of this Article 11) resume making any and all required payments in respect of the Indenture Obligations, including any missed payments.
     (b) Unless Section 11.02 shall be applicable, (1) upon the occurrence and during the continuance of any non-payment default or non-payment event of default with respect to any Designated Senior Debt pursuant to which the maturity thereof may then be accelerated (a “Non- Payment Default”) and (2) after the receipt by the Trustee (i) if Debt is outstanding under the Credit Agreement, from the agent thereunder and (ii) if no Debt is outstanding under the Credit Agreement, from a Senior Representative, of written notice of such Non-Payment Default, no payment (other than any amounts previously set aside with the Trustee, or payments previously made, in either case, pursuant to the provisions of Section 9.01 of this Indenture) or distribution of any assets of the Company of any kind or character (excluding any Permitted Junior Payment) may be made by the Company or any Subsidiary on account of the Indenture Obligations, or on account of the purchase, redemption, or other acquisition of, or in respect of, the Indenture Obligations for the period specified below (“Payment Blockage Period”).
     (c) The Payment Blockage Period shall commence upon the receipt of written notice of the Non-Payment Default by the Trustee and the Company from a Senior Representative and shall end on the earliest of (i) the 179th day after such commencement, (ii) the date on which such Non-payment Default (and all other Non-payment Defaults as to which notice is given after such Payment Blockage Period is initiated) is cured, waived or ceases to exist or on which such Designated Senior Debt is discharged or paid in full in cash or as otherwise agreed to by the holders of Designated Senior Debt, or (iii) the date on which such Payment Blockage Period (and all Non-payment Defaults as to which notice is given after such Payment Blockage Period is initiated) shall have been terminated by written notice to the Company or the Trustee from the Senior Representative initiating such Payment Blockage Period, after which, in the case of clauses (i), (ii) and (iii), the Company shall promptly resume making any and all required payments in respect of the Securities, including any missed payments. In no event will a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Company and the Trustee of the written notice initiating such Payment Blockage Period (such 179-day period referred to as the “Initial Period”). Any number of notices of Non-payment Defaults may be given during the Initial Period; provided that during any period of 360 consecutive days only one Payment Blockage Period, during which payment of principal of, premium, if any, or interest on, the Securities may not be made, may commence and the duration of such period may not exceed 179 days. No Non-Payment Default with respect to any Designated Senior Debt that existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 360 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action or any breach of a financial covenant for a period ending after the date of commencement of such Payment Blockage Period that, in either case, would give rise to a Non-Payment Default pursuant to any provision under which a Non-Payment Default previously existed or was continuing shall constitute a new Non-Payment Default for this purpose). The Company shall deliver a notice to the Trustee promptly after the date on which any Non-payment

Default is cured or waived or ceases to exist or on which the Designated Senior Debt related thereto is discharged or paid in full, and the Trustee is authorized to act in reliance on such notice.
     Section 11.04. Payment Permitted if No Default.
     Nothing contained in this Article, elsewhere in this Indenture or in any of the Securities shall prevent the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding-up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in Section 11.02 or under the conditions described in Section 11.03, from making payments at any time of principal of, premium, if any, or interest on the Securities.
     Section 11.05. Subrogation to Rights of Holders of Senior Debt.
     After the payment in full in cash (or as otherwise agreed by the holders of Senior Debt) of all Senior Debt, the Holders of the Securities shall be subrogated to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal of, premium, if any, and interest on, the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Debt of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Debt by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Debt, and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Debt.
     Section 11.06. Provisions Solely to Define Relative Rights.
     The provisions of this Article are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Debt on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of, premium, if any, and interest on, the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Debt; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Debt (1) in any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in Section 11.02, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or (2) under the conditions specified in Section 11.03, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 11.03(d).

     Section 11.07. Trustee to Effectuate Subordination.
     Each Holder of a Security by such Holder’s acceptance thereof authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee such Holder’s attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the Debt of the Company owing to such Holder in the form required in such proceedings and the causing of such claim to be approved.
     If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Debt or their Senior Representatives are hereby authorized to have the right to file and are hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their Senior Representatives to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their Senior Representatives to vote in respect of the claim of any Holder in any such proceeding.
     Section 11.08. No Waiver of Subordination Provisions.
     (a) No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.
     (b) Without limiting the generality of paragraph (a) of this Section, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Debt, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is or may be outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (3) release any Person liable in any manner for the collection or payment of Senior Debt; and (4) exercise or refrain from exercising any rights against the Company and any other Person; provided, however, that in no event shall any such actions limit the right of the Holders of the Securities to take any action to accelerate the maturity of the Securities pursuant to Article 7 of this Indenture or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Article.

     Section 11.09. Notice to Trustee.
     (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, and, subject to the provisions of Section 8.01, shall be entitled to assume that no event of default or prohibition specified in Section 11.02 has happened, unless and until the Trustee shall have received written notice from the Company to that effect, or notice in writing signed by or on behalf of a holder of Senior Debt or from a Senior Representative or any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section by Noon, Eastern Time, on the third Business Day prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest on any Security), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of Senior Debt, a Senior Representative or any trustee, fiduciary or agent thereof, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it after such date; nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officer’s Certificate to such effect.
     (b) Subject to Section 8.01, the Trustee shall be entitled to rely on the delivery to it of a written notice to the Trustee and the Company by a Person representing himself to be a Senior Representative or a holder of Senior Debt (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a Senior Representative or a holder of Senior Debt (or a trustee, fiduciary or agent therefor); provided, however, that failure to give such notice to the Company shall not affect in any way the ability of the Trustee to rely on such notice. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.
     Section 11.10. Reliance on Judicial Orders or Certificates.
     Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, or a certificate of a Senior Representative, delivered to the Trustee or to the Holders of Securities for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt and other Debt of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article, provided that the foregoing shall apply only if such court has been fully apprised of the provisions of this Article.
     Section 11.11. Rights of Trustee as a Holder of Senior Debt; Preservation of Trustee’s Rights.
     The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 8.07. Notwithstanding any provision of this Article 11, the Trustee shall have no obligation to hold in trust, pay over and deliver any payment or distribution not in its possession.
     Section 11.12. Article Applicable to Paying Agents.
     In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting under this Indenture, the term “Trustee” as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 11.11 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.
     Section 11.13. No Suspension of Remedies.
     Nothing contained in this Article shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Article 7 of this Indenture or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article of the holders, from time to time, of Senior Debt to receive the cash, property or securities receivable upon the exercise of such rights or remedies.
     Section 11.14. Trustee’s Relation to Senior Debt.
     With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Article against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt.

     Section 11.15. All Indenture Provisions Subject to Article 11
     Notwithstanding anything herein contained to the contrary, all the provisions of this Indenture shall be subject to the provisions of this Article XI, so far as the same may be applicable thereto. The provisions of this Article XI shall not apply to amounts to the Trustee under Section 8.07.
ARTICLE 12
GUARANTEES
     Section 12.01. Guarantor’s Guarantee.
     For value received, the Guarantor, in accordance with this Article 12, hereby irrevocably guarantees, on a senior subordinated basis, to the Trustee and the Holders, as if the Guarantor was the principal debtor, the punctual payment and performance when due of all Indenture Obligations (which for purposes of this Guarantee shall also be deemed to include all commissions, fees, charges, costs and other expenses (including reasonable legal fees and disbursements of counsel) arising out of or incurred by the Trustee in connection with the enforcement of this Guarantee).
     Section 12.02. Continuing Guarantee; No Right of Set-Off; Independent Obligation.
     (a) This Guarantee shall be a continuing guarantee of the payment and performance of the Securities and shall remain in full force and effect until the payment in full of all of the Securities and shall apply to any balance due or remaining unpaid to the Trustee or the Holders in respect of the Securities; and this Guarantee shall not be considered as wholly or partially satisfied by the payment or liquidation at any time or from time to time of any sum of money for the time being due or remaining unpaid to the Trustee or the Holders. Without limiting the generality of the foregoing, the Guarantor’s liability shall extend to all amounts which constitute part of the Securities and would be owed by the Company under this Indenture and the Securities but for the fact that they are unenforceable, reduced, limited, impaired, suspended or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.
     (b) The Guarantor hereby guarantees that the Indenture Obligations will be paid to the Trustee without set-off or counterclaim or other reduction whatsoever (whether for taxes, withholding or otherwise) in lawful currency of the United States of America.
     (c) The Guarantor guarantees that the Securities shall be paid strictly in accordance with their terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the holders of the Securities.
     (d) Except as provided herein, the provisions of this Article 12 cover all agreements between the parties hereto relative to this Guarantee and none of the parties shall be bound by any representation, warranty or promise made by any Person relative thereto which is not embodied herein; and it is specifically acknowledged and agreed that this Guarantee has been delivered by the Guarantor free of any conditions whatsoever and that no representations, warranties or promises have been made to the Guarantor affecting its liabilities hereunder, and that the Trustee shall not be bound by any representations, warranties or promises now or at any time hereafter made by the Company to the Guarantor.
     (e) This Guarantee is a guarantee of payment, performance and compliance and not of collectibility and is in no way conditioned or contingent upon any attempt to collect from or enforce performance or compliance by the Company or upon any event or condition whatsoever.
     (f) The obligations of the Guarantor set forth herein constitute the full recourse obligations of the Guarantor enforceable against it to the full extent of all its assets and properties, subject to the subordination provisions of Section 12.15.
     Section 12.03. Guarantee Absolute.
     The obligations of the Guarantor hereunder are independent of the obligations of the Company under the Securities and this Indenture and a separate action or actions may be brought and prosecuted against the Guarantor whether or not an action or proceeding is brought against the Company and whether or not the Company is joined in any such action or proceeding. The liability of the Guarantor hereunder is irrevocable, absolute and unconditional, subject to the subordination provisions set forth in Section 12.15, and (to the extent permitted by law) the liability and obligations of the Guarantor hereunder shall not be released, discharged, mitigated, waived, impaired or affected in whole or in part by:
     (a) any defect or lack of validity or enforceability in respect of any Indebtedness or other obligation of the Company or any other Person under this Indenture or the Securities, or any agreement or instrument relating to any of the foregoing;
     (b) any grants of time, renewals, extensions, indulgences, releases, discharges or modifications which the Trustee or the Holders may extend to, or make with, the Company, the Guarantor or any other Person, or any change in the time, manner or place of payment of, or in any other term of, all or any of the Indenture Obligations, or any other amendment or waiver of, or any consent to or departure from, this Indenture or the Securities, including any increase or decrease in the Indenture Obligations;
     (c) the taking of security from the Company, the Guarantor or any other Person, and the release, discharge or alteration of, or other dealing with, such security;
     (d) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Indenture Obligations and the obligations of the Guarantor hereunder;
     (e) the abstention from taking security from the Company, the Guarantor or any other Person or from perfecting, continuing to keep perfected or taking advantage of any security;

     (f) any loss, diminution of value or lack of enforceability of any security received from the Company, the Guarantor or any other Person, and including any other guarantees received by the Trustee;
     (g) any other dealings with the Company, the Guarantor or any other Person, or with any security;
     (h) the Trustee’s or the Holders’ acceptance of compositions from the Company or the Guarantor;
     (i) the application by the Holders or the Trustee of all monies at any time and from time to time received from the Company, the Guarantor or any other Person on account of any indebtedness and liabilities owing by the Company or the Guarantor to the Trustee or the Holders, in such manner as the Trustee or the Holders deems best and the changing of such application in whole or in part and at any time or from time to time, or any manner of application of collateral, or proceeds thereof, to all or any of the Indenture Obligations, or the manner of sale of any collateral;
     (j) the release or discharge of the Company or the Guarantor of the Securities or of any Person liable directly as surety or otherwise by operation of law or otherwise for the Securities, other than an express release in writing given by the Trustee, on behalf of the Holders, of the liability and obligations of the Guarantor hereunder;
     (k) any change in the name, business, capital structure or governing instrument of the Company or the Guarantor or any refinancing or restructuring of any of the Indenture Obligations;
     (l) the sale of the Company’s or the Guarantor’s business or any part thereof;
     (m) subject to Section 12.14, any merger or consolidation, arrangement or reorganization of the Company, the Guarantor, any Person resulting from the merger or consolidation of the Company or the Guarantor with any other Person or any other successor to such Person or merged or consolidated Person or any other change in the corporate existence, structure or ownership of the Company or the Guarantor or any change in the corporate relationship between the Company and the Guarantor, or any termination of such relationship;
     (n) the insolvency, bankruptcy, liquidation, winding-up, dissolution, receivership, arrangement, readjustment, assignment for the benefit of creditors or distribution of the assets of the Company or its assets or any resulting discharge of any obligations of the Company (whether voluntary or involuntary) or of the Guarantor (whether voluntary or involuntary) or the loss of corporate existence;
     (o) subject to Section 12.14, any arrangement or plan of reorganization affecting the Company or the Guarantor;
     (p) any failure, omission or delay on the part of the Company to conform or comply with any term of this Indenture;

     (q) any limitation on the liability or obligations of the Company or any other Person under this Indenture, or any discharge, termination, cancellation, distribution, irregularity, invalidity or unenforceability in whole or in part of this Indenture;
     (r) any other circumstance (including any statute of limitations) that might otherwise constitute a defense available to, or discharge of, the Company or the Guarantor; or
     (s) any modification, compromise, settlement or release by the Trustee, or by operation of law or otherwise, of the Indenture Obligations or the liability of the Company or any other obligor under the Securities, in whole or in part, and any refusal of payment by the Trustee, in whole or in part, from any other obligor or other guarantor in connection with any of the Indenture Obligations, whether or not with notice to, or further assent by, or any reservation of rights against, the Guarantor.
     Section 12.04. Right to Demand Full Performance.
     In the event of any demand for payment or performance on the Guarantee by the Trustee from the Guarantor hereunder, subject to the subordination provisions of Section 12.15, the Trustee or the Holders shall have the right to demand its full claim and to receive all interest or other payments in respect thereof until the Indenture Obligations have been paid in full, and the Guarantor shall continue to be liable hereunder for any balance which may be owing to the Trustee or the Holders by the Company under this Indenture and the Securities. The retention by the Trustee or the Holders of any security, prior to the realization by the Trustee or the Holders of its rights to such security upon foreclosure thereon, shall not, as between the Trustee and the Guarantor, be considered as a purchase of such security, or as payment, satisfaction or reduction of the Indenture Obligations due to the Trustee or the Holders by the Company or any part thereof.
     Section 12.05. Waivers.
     (a) The Guarantor hereby expressly waives (to the extent permitted by law) notice of the acceptance of this Guarantee and notice of the existence, renewal, extension or the non-performance, non-payment, or non-observance on the part of the Company of any of the terms, covenants, conditions and provisions of this Indenture or the Securities or any other notice whatsoever to or upon the Company or such Guarantor with respect to the Indenture Obligations, whether by statute, rule of law or otherwise. The Guarantor hereby acknowledges communication to it of the terms of this Indenture and the Securities and all of the provisions therein contained and consents to and approves the same. The Guarantor hereby expressly waives (to the extent permitted by law) diligence, presentment, protest and demand for payment with respect to (i) any notice of sale, transfer or other disposition of any right, title to or interest in the Securities by the Holders or in this Indenture, (ii) any release of the Guarantor from its obligations hereunder resulting from any loss by it of its rights of subrogation hereunder and (iii) any other circumstances whatsoever that might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety or that might otherwise limit recourse against such Guarantor.

     (b) Without prejudice to any of the rights or recourses which the Trustee or the Holders may have against the Company, the Guarantor hereby expressly waives (to the extent permitted by law) any right to require the Trustee or the Holders to:
(1)	enforce, assert, exercise, initiate or exhaust any rights, remedies or recourse against the Company, the Guarantor or any other Person under this Indenture or otherwise;

(2)	value, realize upon, or dispose of any security of the Company or any other Person held by the Trustee or the Holders;

(3)	initiate or exhaust any other remedy which the Trustee or the Holders may have in law or equity; or

(4)	mitigate the damages resulting from any default under this Indenture;
before requiring or becoming entitled to demand payment from such Guarantor under this Guarantee.
     Section 12.06. The Guarantor Remains Obligated in Event the Company Is No Longer Obligated to Discharge Indenture Obligations.
     It is the express intention of the Trustee and the Guarantor that if for any reason the Company has no legal existence, is or becomes under no legal obligation to discharge the Indenture Obligations owing to the Trustee or the Holders by the Company or if any of the Indenture Obligations owing by the Company to the Trustee or the Holders becomes irrecoverable from the Company by operation of law or for any reason whatsoever, this Guarantee and the covenants, agreements and obligations of the Guarantor contained in this Article 12 shall nevertheless be binding upon the Guarantor, as principal debtor, until such time as all such Indenture Obligations have been paid in full to the Trustee and all Indenture Obligations owing to the Trustee or the Holders by the Company have been discharged, or such earlier time as Section 9.01 shall apply to the Securities and the Guarantor shall be responsible for the payment thereof to the Trustee or the Holders upon demand.
     Section 12.07. Fraudulent Conveyance; Contribution; Subrogation.
     The Guarantor is a Subsidiary of the Company, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of any other guarantor in respect of the obligations of such other guarantor under its guarantee or pursuant to its contribution obligations under this Indenture, will result in the obligations of the Guarantor under its Guarantee not constituting such fraudulent transfer or conveyance.

     Section 12.08. Guarantee Is in Addition to Other Security.
          This Guarantee shall be in addition to and not in substitution for any other guarantees or other security which the Trustee may now or hereafter hold in respect of the Indenture Obligations owing to the Trustee or the Holders by the Company and (except as may be required by law) the Trustee shall be under no obligation to marshal in favor of the Guarantor any other guarantees or other security or any moneys or other assets which the Trustee may be entitled to receive or upon which the Trustee or the Holders may have a claim.
     Section 12.09. Release of Security Interests.
          Without limiting the generality of the foregoing and except as otherwise provided in this Indenture, the Guarantor hereby consents and agrees, to the fullest extent permitted by applicable law, that the rights of the Trustee hereunder, and the liability of the Guarantor hereunder, shall not be affected by any and all releases for any purpose of any collateral, if any, from the Liens and security interests created by any collateral document and that this Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Indenture Obligations is rescinded or must otherwise be returned by the Trustee upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.
     Section 12.10. No Bar to Further Actions.
          Except as provided by law, no action or proceeding brought or instituted under Article 7 and this Guarantee and no recovery or judgment in pursuance thereof shall be a bar or defense to any further action or proceeding which may be brought under Article 7 and this Guarantee by reason of any further default or defaults under Article 7 and this Guarantee or in the payment of any of the Indenture Obligations owing by the Company.
     Section 12.11. Failure to Exercise Rights Shall Not Operate as a Waiver; No Suspension of Remedies.
     (a) No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, power, privilege or remedy under this Article 12 and this Guarantee shall operate as a waiver thereof, nor shall any single or partial exercise of any rights, power, privilege or remedy preclude any other or further exercise thereof, or the exercise of any other rights, powers, privileges or remedies. The rights and remedies herein provided for are cumulative and not exclusive of any rights or remedies provided in law or equity.
     (b) Nothing contained in this Article 12 shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of the Securities pursuant to Article 7 or to pursue any rights or remedies hereunder or under applicable law.
     Section 12.12. Trustee’s Duties; Notice to Trustee.
     (a) Any provision in this Article 12 or elsewhere in this Indenture allowing the Trustee to request any information or to take any action authorized by, or on behalf of the Guarantor, shall be permissive and shall not be obligatory on the Trustee except as the Holders may direct in accordance with the provisions of this Indenture or where the failure of the Trustee to request any such information or to take any such action arises from the Trustee’s negligence, bad faith or willful misconduct.
     (b) The Trustee shall not be required to inquire into the existence, powers or capacities of the Company, the Guarantor or the officers, directors or agents acting or purporting to act on their respective behalf.
     Section 12.13. Successors and Assigns.
          All terms, agreements and conditions of this Article 12 shall extend to and be binding upon the Guarantor and its successors and permitted assigns and shall inure to the benefit of and may be enforced by the Trustee and its successors and assigns; provided, however, that the Guarantor may not assign any of their rights or obligations hereunder other than in accordance with Article 6.
     Section 12.14. Release of Guarantee.
          Concurrently with the payment in full of all of the Indenture Obligations, the Guarantor shall be released from and relieved of its obligations under this Article 12. Upon the delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that the transaction giving rise to the release of this Guarantee was made by the Company in accordance with the provisions of this Indenture and the Securities, and certifying compliance with this Section 12.14, the Trustee shall execute any documents reasonably required in order to evidence the release of the Guarantor from its obligations under this Guarantee. If any of the Indenture Obligations are revived and reinstated after the termination of this Guarantee, then all of the obligations of the Guarantor under this Guarantee shall be revived and reinstated as if this Guarantee had not been terminated until such time as the Indenture Obligations are paid in full, and the Guarantor shall enter into an amendment to this Guarantee, reasonably satisfactory to the Trustee, evidencing such revival and reinstatement.
     Section 12.15. Guarantee Subordinate to Senior Debt.
     The Guarantor covenants and agrees, and each Holder of a Guarantee, by its acceptance thereof, likewise covenants and agrees, that the debt evidenced by the Guarantee is hereby expressly made subordinate and junior and subject in right of payment to the prior payment in full in cash (or as otherwise agreed to by the holders of such Senior Debt) of all Senior Debt of the Guarantor to the same extent as the Securities are subordinated to the Senior Debt of the Company under Article 11, mutatis mutandis, and during any period when a Payment Blockage Period applies to the Securities, a Payment Blockage Period shall similarly apply to the Guarantee.
     This Section 12.15 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold Senior Debt of the Guarantor, and such provisions are made for the benefit of the holders of Senior Debt of the Guarantor; and such holders are made obligees hereunder and they or each of them may enforce directly such provisions.

ARTICLE 3
MISCELLANEOUS
     Section 13.01. Conflict with Trust Indenture Act.
     If any provision hereof limits, qualifies or conflicts with any provision of the TIA or another provision which is required or deemed to be included in this Indenture by any of the provisions of the TIA, the provision or requirement of the TIA shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.
     Section 13.02. Notices.
     Any demand, authorization notice, request, consent or communication shall be given in writing and mailed by first-class mail, postage prepaid, or delivered by recognized overnight courier addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following facsimile numbers:
If to the Company, to:
Morgans Hotel Group Co.
475 Tenth Avenue
New York, New York 10018
Attention: Chief Legal Officer
Telephone No.: (212) 277-4100
Facsimile No.: (212) 277-4172
or at any other address previously furnished in writing to the Trustee by the Company, with a copy to:
Hogan & Hartson LLP
Columbia Square
555 Thirteenth Street, N.W.
Washington, D.C. 20004-1109
Attention: Bruce W. Gilchrist, Esq.
Telephone No.: (202) 637-5600
Facsimile No.: (202) 637-5910
if to the Trustee, to:
The Bank of New York
101 Barclay Street
New York, New York 10286

Attention: Corporate Trust Administration
Facsimile No.: (212) 815-5707
or at any other address previously furnished in writing to the Holders or the Company or any other obligor on the Securities by the Trustee.
Such notices or communications shall be effective when received.
     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
     Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to each Holder affected by such event, at its address as it appears in the register kept by the Primary Registrar, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or by any other manner deemed acceptable to the Trustee. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
     In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be reasonably satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.
     If the Company mails any notice to a Holder of a Security, it shall mail a copy to the Trustee and each Registrar, Paying Agent and Conversion Agent.
     Section 13.03. Disclosure of Names and Addresses of Holders.
     Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities, and the Trustee shall comply with TIA Section 312(b). The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA 312(c). Further, every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312.

     Section 13.04. Compliance Certificates and Opinions.
     (a) Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture and as may be requested by the Trustee, the Company and any other obligor on the Securities (if applicable) shall furnish to the Trustee an Officers’ Certificate in a form and substance reasonably acceptable to the Trustee stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with, and an Opinion of Counsel in a form and substance reasonably acceptable to the Trustee stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such certificates or opinions is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.
     (b) Every certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:
(1)	a statement that each individual signing such certificate or individual or firm signing such opinion has read and understands such covenant or condition and the definitions herein relating thereto;

(2)	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)	a statement that, in the opinion of each such individual or such firm, he or it has made such examination or investigation as is necessary to enable him or it to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)	a statement as to whether, in the opinion of each such individual or such firm, such condition or covenant has been complied with.
     Section 13.05. Acts of Holders.
     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 13.05.

     (b) The ownership of Securities shall be proved by the register maintained by the Primary Registrar.
     (c) Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or Conversion Agent, or the Company or any other obligor of the Securities in reliance thereon, whether or not notation of such action is made upon such Security.
     (d) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
     (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such first solicitation is completed.
     (f) If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for purposes of determining whether Holders of the requisite proportion of Securities then Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for this purpose the Securities then Outstanding shall be computed as of such record date; provided that no such request, demand, authorization, direction, notice, consent, waiver or other Act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after such record date.
     (g) For purposes of this Indenture, any action by the Holders which may be taken in writing may be taken by electronic means or as otherwise reasonably acceptable to the Trustee.
     Section 13.06. Benefits of Indenture.
     Nothing in this Indenture or in the Securities, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent, the Holders and the holders of Senior Debt of the Company or the Guarantor) any benefit or any legal or equitable right, remedy or claim under this Indenture.
     Section 13.07. Legal Holidays.
     In any case where any Interest Payment Date, Fundamental Change Purchase Date or Final Maturity Date of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, Fundamental Change Purchase Date or Final Maturity Date, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Fundamental Change Purchase Date or Final Maturity Date, as the case may be, to the next succeeding Business Day.
     Section 13.08. Governing Law.
     THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.
     Section 13.09. No Adverse Interpretation of Other Agreements.
     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
     Section 13.10. No Personal Liability of Directors, Officers, Employees and Stockholders.
     No director, officer, employee, stockholder, incorporator or agent of the Company or the Guarantor, as such, will have any liability for any obligations of the Company or the Guarantor under the Securities, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of the Securities by accepting a Security waives and releases all such liability.
     Section 13.11. Successors and Assigns.
     All covenants and agreements in this Indenture by the Company or the Guarantor shall bind their respective successors and assigns, whether so expressed or not.
     Section 13.12. Multiple Counterparts.
     The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

     Section 13.13. Separability Clause.
     In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 13.14. Schedules and Exhibits.
     All schedules and exhibits attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.
     Section 13.15. Effect of Headings and Table of Contents.
     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
     Section 13.16. Waiver of Jury Trial.
     EACH OF THE COMPANY, THE GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.
     Section 13.17. Force Majeure.
     In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
[SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

Very truly yours, MORGANS HOTEL GROUP CO.
By:	/s/ Marc S. Gordon
	Name:	Marc S. Gordon
	Title:	Chief Investment Officer & Executive Vice President of Capital Markets

MORGANS GROUP LLC
By:	/s/ Marc S. Gordon
	Name:	Marc S. Gordon
	Title:	Authorized Signatory

THE BANK OF NEW YORK
By:	/s/ Cheryl L. Clarke
	Name:	Cheryl L. Clarke
	Title:	Vice President

Exhibit A
[FORM OF FACE OF SECURITY]
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.1
THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.2
BY ITS ACQUISITION HEREOF, THE HOLDER AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE PRIOR TO THE DATE THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH MORGANS HOTEL GROUP CO., (THE “COMPANY”) OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) (THE “RESALE RESTRICTION TERMINATION DATE”) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES

[1]	This paragraph should be included only if the Security is a Global Security.

[2]	This paragraph should be included only if the Security is a Restricted Security.

ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.3

[3]	This paragraph should be included only if the Security is a Restricted Subsidiary.

Morgans Hotel Group Co.
2.375% Senior Subordinated Convertible Notes Due 2014

No. A-1	CUSIP: 61748W AA6
     Morgans Hotel Group Co., a Delaware corporation, promises to pay to Cede & Co. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of [     ] United States Dollars] on October 15, 2014.
     This Note shall bear interest as specified on the other side of this Note. This Note is convertible as specified on the other side of this Note. The aggregate principal amount of outstanding Securities represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases or conversions of such Securities.
     Additional provisions of this Note are set forth on the other side of this Note.
Dated: October 17, 2007
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

MORGANS HOTEL GROUP CO.
By:
Name:
Title:

Dated:
Trustee’s Certificate of Authentication:
This is one of the Securities referred to in
the within-mentioned Indenture.
The Bank of New York, as Trustee

By:

Authorized Officer

[FORM OF REVERSE SIDE OF SECURITY]
Morgans Hotel Group Co.
2.375% Senior Subordinated Convertible Notes Due 2014
     1. Interest
     Morgans Hotel Group Co., a Delaware corporation (the “Company”, which term shall include any successor corporation under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Note at the rate of 2.375% per annum. The Company shall pay interest semiannually on April 15 and October 15 of each year (each an “Interest Payment Date”), commencing April 15, 2008. Interest payable on any Interest Payment Date shall include interest accrued from and including the immediately preceding Interest Payment Date (or if none, from and including October 17, 2007) to but excluding the relevant Interest Payment Date. Cash interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Any payment required to be made on a day that is not a Business Day shall be made on the next succeeding Business Day with the same force and effect as if made on such day and without any interest in respect of the delay. The Company shall, to the fullest extent permitted by law, pay interest in immediately available funds on overdue principal and interest at the rate of 2.375% per annum, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the day preceding the date payment of such amount, including interest thereon, has been made or duly provided for.
     Any reference herein to interest accrued or payable as of any date shall include any Additional Interest accrued or payable on such date as provided in the Registration Rights Agreement and to any Special Interest that may be payable in accordance with the provisions of Section 7.02 of the Indenture.
     2. Method of Payment
     The Company shall pay interest on this Note (except defaulted interest) to the person who is the Holder of this Note at the close of business on April 1 or October 1, as the case may be (each, a “Regular Record Date”) next preceding the related Interest Payment Date. The Holder must surrender this Note to a Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.
     3. Paying Agent, Registrar and Conversion Agent
     Initially, The Bank of New York (the “Trustee”, which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company or any of its Affiliates may, subject to certain limitations set forth in the Indenture, act as Paying Agent.

     4. Indenture
     This Note is one of a duly authorized issue of Securities of the Company designated as its 2.375% Senior Subordinated Convertible Notes Due 2014 (the “Securities”), issued under an Indenture dated as of October 17, 2007 (together with any supplemental indentures thereto, the “Indenture”), among the Company, Morgans Group LLC, as guarantor, and the Trustee. The terms of this Note include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”), as in effect on the date of the Indenture. This Note is subject to all such terms, and the Holder of this Note is referred to the Indenture and the TIA for a statement of them. The Securities are limited to $150,000,000, or if the Initial Purchasers exercise the Overallotment Option in full, $172,500,000, aggregate principal amount. The Indenture does not limit other debt of the Company, secured or unsecured. The Securities are guaranteed, on a senior subordinated basis, by the Guarantor pursuant to Article 12 of the Indenture.
     Capitalized terms not otherwise defined herein have the meaning ascribed to such terms in the Indenture.
     5. Purchase of Securities at Option of Holder Upon a Fundamental Change
     Upon a Fundamental Change, at the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase for cash all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000) of the Securities held by such Holder on the date specified by the Company in accordance with the provisions of Article 3 of the Indenture. The purchase price of any Securities so purchased shall equal 100% of the principal amount thereof together with accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Purchase Date. If the Fundamental Change Purchase Date falls on a day that is after the Regular Record Date and on or prior to the corresponding Interest Payment Date, interest, accrued and unpaid hereon to, but not including, the applicable Fundamental Change Purchase Date, will be paid to the Holder in whose name such Note is registered at the close of business on the Regular Record Date immediately preceding the applicable Fundamental Change Purchase Date.
     6. Conversion
     Subject to and upon compliance with the provisions of the Indenture and upon the occurrence of the events specified in the Indenture, the Holder may surrender for conversion all or any portion of this Note that is in an integral multiple of $1,000. Upon conversion, the Holder shall be entitled to receive the consideration specified in the Indenture. No fractional share of Common Stock shall be issued upon conversion of a Note. Instead, the Company shall pay a cash adjustment as provided in the Indenture. The initial Conversion Rate of the Securities shall be 37.1903 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment in accordance with the provisions of Article 4 of the Indenture. If a Holder converts all or any portion of this Note in connection with the occurrence of certain Fundamental Change transactions, the Conversion Rate shall be increased in the manner and to the extent described in Section 4.01(i) of the Indenture.

     Securities surrendered for conversion (in whole or in part) during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date shall be accompanied by payment by the Holders of such Securities in funds to the Conversion Agent acceptable to the Company of an amount equal to the interest payable on such corresponding Interest Payment Date; provided that no such payment need be made: (1) in connection with a conversion following the Regular Record Date preceding the Final Maturity Date; (2) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; or (3) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note.
     A Note in respect of which a Holder has submitted a Fundamental Change Purchase Notice may be converted only if such Holder validly withdraws such Fundamental Change Purchase Notice in accordance with the terms of the Indenture.
     7. Denominations, Transfer, Exchange
     The Securities are in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.
     8. Persons Deemed Owners
     The Holder of a Note may be treated as the owner of it for all purposes.
     9. Unclaimed Money
     If money for the payment of principal or interest remains unclaimed for two years, the Trustee and any Paying Agent will pay the money back to the Company, subject to the provisions of the Indenture. After that, Holders entitled to money must look to the Company for payment as general creditors.
     10. Amendment, Supplement and Waiver
     Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and an existing Default or Event of Default and its consequence or compliance with any provision of the Indenture or the Securities may be waived subject to certain exceptions with the consent of the Holders of a majority in aggregate principal amount of the Securities then Outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, (x) cure any ambiguity, omission, defect or inconsistency or (y) make any other change that does not adversely affect the interests of the Holders in any material respect.

     11. Successor Entity
     When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in certain circumstances specified in the Indenture) shall be released from those obligations.
     12. Defaults and Remedies
     An Event of Default shall occur upon the occurrence of any of the events specified in Section 7.01(a) of the Indenture. Subject to the provisions of the penultimate paragraph of Section 7.02(c) of the Indenture, if an Event of Default shall occur and be continuing with respect to the Securities (other than an Event of Default specified in clause (8) or (9) of Section 7.01(a) of the Indenture), the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding may, and the Trustee at the request of such Holders shall, declare all unpaid principal of and accrued interest on all Securities to be due and payable, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Securities). Upon any such declaration, such principal and interest shall become due and payable immediately. If an Event of Default specified in clause (8) or (9) of Section 7.01(a) of the Indenture occurs and is continuing, then all the Securities shall ipso facto become and be due and payable immediately in an amount equal to the principal amount of the Securities, together with accrued and unpaid interest, if any, to the date the Securities become due and payable, without any declaration or other act on the part of the Trustee or any Holder.
     The Holders of a majority in aggregate principal amount of the Securities Outstanding, by written notice to the Company and the Trustee, may rescind and annul an acceleration and its consequences if: (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (1) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (2) all overdue interest on all Outstanding Securities, (3) the principal of any Outstanding Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities, and (4) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities; (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (c) all Events of Default, other than the non-payment of principal of and interest on the Securities which have become due solely by such declaration of acceleration, have been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereon.
     Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may, in accordance with the provisions of the Indenture, withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest or to deliver amounts owing upon conversion) if and so long as it determines that withholding notice is in their interests. The Company is required to file periodic certificates with the Trustee as to the Company’s compliance with the Indenture and knowledge or status of any Default.
     13. Trustee Dealings With the Company
     The Bank of New York, the initial Trustee under the Indenture, or any of its Affiliates, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.
     14. No Recourse Against Others
     No director, officer, employee, stockholder, incorporator or agent of the Company or the Guarantor, as such, will have any liability for any obligations of the Company or the Guarantor under the Securities, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of the Securities by accepting a Note waives and releases all such liability.
     15. Authentication
     This Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Note.
     16. Abbreviations and Definitions
     Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).
     All terms defined in the Indenture and used in this Note but not specifically defined herein are defined in the Indenture and are used herein as so defined.
     17. Indenture to Control; Governing Law
     In the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control. This Note and the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of laws principles thereof.
     The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Morgans Hotel Group Co., 475 Tenth Avenue, New York, New York 10018, Attention: Investor Relations, Facsimile No. (212) 277-4172, Telephone No. (212) 277-4100.

     18. Subordination
     The Securities are subordinated to Senior Debt of the Company in accordance with the provisions of Article 11 of the Indenture and the Guarantee is subordinated to Senior Debt of the Guarantor in accordance with the provisions of Article 12 of the Indenture.

ASSIGNMENT FORM
     To assign this Note, fill in the form below:
I or we assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Your Signature:
Date:

(Sign exactly as your name appears on the other side of this Note)
* Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

CONVERSION NOTICE
     To convert this Note into Common Stock of the Company, check the box: ☐
To convert only part of this Note, state the principal amount to be converted (must be $1,000 or a integral multiple of $1,000): $                    .
If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

Your Signature:
Date:

(Sign exactly as your name appears on the other side of this Note)
* Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

FUNDAMENTAL CHANGE PURCHASE NOTICE
To: Morgans Hotel Group Co.
     The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Morgans Hotel Group Co. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to purchase the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note at the Fundamental Change Purchase Price, together with accrued and unpaid interest, if any, to, but excluding, such date, to the registered Holder hereof.

Date:

Signature(s)

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty

Principal amount to be repurchased (in an integral multiple of $1,000, if less than all):

NOTICE:	The signature to the foregoing Election must correspond to the Name as written upon the face of this Note in every particular, without any alteration or change whatsoever.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
OF TRANSFER OF RESTRICTED SECURITIES
Re: 2.375% Senior Subordinated Convertible Notes Due 2014 (the “Securities”) of Morgans Hotel Group Co.
This certificate relates to $                      principal amount of Securities owned in (check applicable box) ☐ book-entry or ☐ definitive form by                      (the “Transferor”).
     The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities.
     In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Section 2.13 of the Indenture, dated as of October 17, 2007, among Morgans Hotel Group Co., Morgans Group LLC, as guarantor, and The Bank of New York, as trustee (the “Indenture”), and the transfer of such Note is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) (check applicable box), or the transfer or exchange, as the case may be, of such Note does not require registration under the Securities Act because (check applicable box):

☐	Such Note is being transferred pursuant to an effective registration statement under the Securities Act.

☐	Such Note is being acquired for the Transferor’s own account, without transfer.

☐	Such Note is being transferred to the Company or a Subsidiary (as defined in the Indenture) of the Company.

☐	Such Note is being transferred to a person the Transferor reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A or any successor provision thereto (“Rule 144A”) under the Securities Act) that is purchasing for its own account or for the account of a “qualified institutional buyer”, in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

☐	Such Note is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) (“Rule 144”) under the Securities Act.

☐	Such Note is being transferred to a non-U.S. Person in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act (or any successor thereto).

☐	Such Note is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above) and as a result of which such Note will, upon such transfer, cease to be a “restricted security” within the meaning of Rule 144 under the Securities Act.

     The Transferor acknowledges and agrees that, if the transferee will hold any such Securities in the form of beneficial interests in a Global Note which is a “restricted security” within the meaning of Rule 144 under the Securities Act, then such transfer can only be made pursuant to (i) Rule 144A under the Securities Act and such transferee must be a “qualified institutional buyer” (as defined in Rule 144A) or (ii) Regulation S under the Securities Act.

Date:

(Insert Name of Transferor)

SCHEDULE OF EXCHANGES OF SECURITIES
     The initial outstanding principal amount of this Global Note is $___.
The following exchanges, purchases or conversions of a part of this Global Security have been made:

Notation Stating and
	Authorized	Explaining Change
	Signatory of	in Principal Amount	Principal Amount
Date	Securities Custodian	Recorded	of this Global Note